                                                        Exhibit 10(b)(i)

                                                                  EXECUTION COPY









                                U.S. $150,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of July 27, 1998

                                      Among

                         THE ELDER-BEERMAN STORES CORP.

                                   as Borrower
                                   -----------

                                       and

                            THE LENDERS PARTY HERETO

                                 CITIBANK, N.A.

                                    as Issuer
                                    ---------

                                       and

                               CITICORP USA, INC.


                          as Agent and Swing Loan Bank
                          ----------------------------


                                TABLE OF CONTENTS

SECTION                                                                                     PAGE

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS.....................................  1
    1.1.        Defined Terms................................................................  1
    1.2.        Computation of Time Periods.................................................. 33
    1.3.        Accounting Terms; Changes in GAAP............................................ 33
    1.4.        Certain Pre-Reorganization Matters........................................... 33
    1.5.        Certain Terms................................................................ 34

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE LOANS....................................... 34
    2.1.        The Revolving Credit Loans................................................... 34
    2.2.        Making the Loans............................................................. 35
    2.3.        Fees......................................................................... 36
    2.4.        Reduction and Termination of the Commitments................................. 37
    2.5.        Repayment.................................................................... 37
    2.6.        Prepayments.................................................................. 38
    2.7.        Conversion/Continuation Option............................................... 39
    2.8.        Interest..................................................................... 40
    2.9.        Interest Rate Determination and Protection................................... 41
    2.10.       Increased Costs.............................................................. 41
    2.11.       Illegality................................................................... 42
    2.12.       Capital Adequacy............................................................. 43
    2.13.       Payments and Computations.................................................... 43
    2.14.       Taxes........................................................................ 45
    2.15.       Sharing of Payments, Etc..................................................... 48
    2.16.       Letter of Credit Facility.................................................... 49
    2.17.       Swing Loans.................................................................. 55
    2.18.       Cash Collateral Account and Cash Management System........................... 56
    2.19.       Substitution of Lenders...................................................... 56

                                   ARTICLE III

                        CONDITIONS OF EFFECTIVENESS.......................................... 58
    3.1.        Conditions Precedent to the Effectiveness of This
                Agreement.................................................................... 58
    3.2.        Additional Conditions to the Effectiveness of This
                Agreement.................................................................... 60
    3.3.        Conditions Precedent to Each Loan and Letter of
                Credit....................................................................... 63

                                   ARTICLE IV

SECTION                                                                                     PAGE

                        REPRESENTATIONS AND WARRANTIES....................................... 64
    4.1.        Corporate Existence; Compliance with Law..................................... 64
    4.2.        Corporate Power; Authorization; Enforceable
                Obligations.................................................................. 64
    4.3.        Taxes........................................................................ 65
    4.4.        Full Disclosure.............................................................. 67
    4.5.        Financial Matters............................................................ 67
    4.6.        Litigation................................................................... 68
    4.7.        Margin Regulations........................................................... 68
    4.8.        ERISA........................................................................ 68
    4.9.        Liens........................................................................ 69
    4.10.       No Burdensome Restrictions; No Defaults...................................... 70
    4.11.       No Other Ventures............................................................ 70
    4.12.       Securitization Documents; Interest Rate Contracts............................ 70
    4.13.       Investment Company Act....................................................... 71
    4.14.       Public Utility Holding Company Act........................................... 71
    4.15.       Security Interests........................................................... 71
    4.16.       Insurance.................................................................... 71
    4.17.       Use of Proceeds.............................................................. 71
    4.18.       Environmental Protection..................................................... 72
    4.19.       Intellectual Property........................................................ 73
    4.20.       Leased Property.............................................................. 74
    4.21.       Certain Indebtedness......................................................... 74
    4.22.       Real Property................................................................ 74
    4.23.       Restricted Payments.......................................................... 74
    4.24.       Obligations with Respect of Gift Certificates................................ 75

                                    ARTICLE V

                        FINANCIAL COVENANTS.................................................. 75
    5.1.        Fixed Charge Coverage Ratio.................................................. 75
    5.2.        Total Indebtedness........................................................... 75
    5.3.        Interest Coverage Ratio...................................................... 75
    5.4.        Capital Expenditures......................................................... 76

                                   ARTICLE VI

                        AFFIRMATIVE COVENANTS................................................ 76
    6.1.        Compliance with Laws, Etc.................................................... 76
    6.2.        Conduct of Business.......................................................... 76
    6.3.        Payment of Taxes, Etc........................................................ 77
    6.4.        Maintenance of Insurance..................................................... 77
    6.5.        Preservation of Corporate Existence, Etc..................................... 77
    6.6.        Access....................................................................... 78
    6.7.        Keeping of Books............................................................. 78
    6.8.        Maintenance of Properties, Etc............................................... 78
    6.9.        Application of Proceeds...................................................... 78
    6.10.       Financial Statements......................................................... 79
    6.11.       Reporting Requirements....................................................... 81

SECTION                                                                                     PAGE
    6.12.       Employee Plans............................................................... 84
    6.13.       Fiscal Year.................................................................. 84
    6.14.       Borrowing Base Determination................................................. 84
    6.15.       Certain Covenants Regarding the Receivables
                   Securitization............................................................ 85
    6.16.       Environmental Matters........................................................ 86
    6.17.       Termination of Receivables Securitization.................................... 86
    6.18.       Reduction of Subordinated Note............................................... 87
    6.19.       Collection Account Letters................................................... 87

                                   ARTICLE VII

                        NEGATIVE COVENANTS................................................... 87
    7.1.        Liens, Etc................................................................... 87
    7.2.        Indebtedness................................................................. 89
    7.3.        Restricted Payments.......................................................... 90
    7.4.        Mergers, Stock Issuances, Sale of Assets, Etc................................ 91
    7.5.        Investments in Other Persons................................................. 92
    7.6.        Change in Nature of Business................................................. 93
    7.7.        Modification of Securitization Documents, Etc................................ 93
    7.8.        Modification of Material Agreements.......................................... 94
    7.9.        Compliance with ERISA........................................................ 94
    7.10.       Accounting Changes........................................................... 95
    7.11.       Transactions with Affiliates................................................. 95
    7.12.       Adverse Transactions......................................................... 96
    7.13.       Cancellation of Indebtedness Owed to It...................................... 96
    7.14.       No Negative Pledge........................................................... 96
    7.15.       Capital Structure............................................................ 96
    7.16.       No Speculative Transactions.................................................. 96
    7.17.       Environmental Matters........................................................ 96
    7.18.       Change in Ownership Under Section 382 of the Code............................ 97
    7.19.       Contingent Obligations....................................................... 97

                                  ARTICLE VIII

                        EVENTS OF DEFAULT.................................................... 97
    8.1.        Events of Default............................................................ 97
    8.2.        Remedies.....................................................................100
    8.3         Actions in Respect of Letters of Credit......................................101

                                   ARTICLE IX

                        THE AGENT............................................................102
    9.1.        Authorization and Action.....................................................102
    9.2.        Agent's Reliance, Etc........................................................103
    9.3.        CUSA and Affiliates..........................................................103
    9.4.        Lender Credit Decision.......................................................104
    9.5.        Indemnification..............................................................104
    9.6.        Successor Agent..............................................................105

SECTION                                                                                     PAGE


                                    ARTICLE X

                        MISCELLANEOUS........................................................105
    10.1.  Amendments, Etc...................................................................105
    10.2.  Notices, Etc......................................................................106
    10.3.  No Waiver; Remedies...............................................................107
    10.4.  Costs; Expenses; Indemnities......................................................107
    10.5.  Right of Set-off..................................................................110
    10.6.  Binding Effect....................................................................111
    10.7.  Assignments and Participations....................................................111
    10.8.  Governing Law.....................................................................115
    10.9.  Submission to Jurisdiction; Service of Process....................................115
    10.10. Section Titles....................................................................115
    10.11. Execution in Counterparts.........................................................116
    10.12. Entire Agreement..................................................................116
    10.13. Confidentiality...................................................................116
    10.14. Acknowledgments...................................................................116
    10.15. Waiver of Trial by Jury...........................................................117
    10.16. Surrender of Original Notes.......................................................117

                                    SCHEDULES


Schedule I                          - Commitment
Schedule II                         - Applicable Lending Offices
                                        and Addresses for Notices
Schedule III                        - Addresses for Notices to the Issuers
Schedule IV                         - Advance Rates
Schedule V                          - Securitization Documents

Schedule 1.1                        - Disposable Real Property
Schedule 2.16(b)                    - Letters of Credit Outstanding
Schedule 3.2(a)                     - Other Secured Lenders
Schedule 4.3(b)                     - Tax Returns
Schedule 4.3(d)                     - Open Tax Matters
Schedule 4.6                        - Disclosed Litigation
Schedule 4.8(b)                     - Contribution Failures
Schedule 4.8(d)                     - ERISA Actions
Schedule 4.11                       - Other Ventures
Schedule 4.12(b)                    - Swap Agreements
Schedule 4.18                       - Environmental Protection
Schedule 4.20                       - Leased Property
Schedule 4.21                       - Certain Indebtedness
Schedule 4.22                       - Real Property
Schedule 6.11(p)                    - Ownership of Stock
Schedule 6.19                       - Collection Account Banks
Schedule 7.1(j)                     - EBWVA Liens
Schedule 7.5                        - Existing Investments
Schedule 7.19                       - EBWVA Contingent Liabilities

                                    EXHIBITS
                                    --------


 Exhibit A                -    Form of Revolving Credit Note

 Exhibit B                -    Form of Notice of Borrowing

 Exhibit C                -    Form of Notice of Conversion or Continuation

 Exhibit D                -    Form of Letter of Credit Request

 Exhibit E                -    Form of Borrowing Base Certificate

 Exhibit F                -    Form of Bee-Gee Guaranty

 Exhibit G                -    Form of Chargit Guaranty

 Exhibit H                -    Form of EBWVA Guaranty

 Exhibit I                -    Form of Amended and Restated Security
                               Agreement

 Exhibit J                -    Form of Opinion of Counsel for the Loan
                               Parties

 Exhibit K                -    Form of Assignment and Acceptance

 Exhibit L                -    Form of Store Account Letter

 Exhibit M                -    Letter of Credit Reimbursement Agreement

 Exhibit N                -    Form of Borrower Pledge Agreement

 Exhibit O                -    Form of Chargit Pledge Agreement

 Exhibit P                -    Form of Local Bank Blocked Account Letter

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 27, 1998, among THE ELDER-BEERMAN STORES CORP., an Ohio corporation (the "BORROWER"), the financial institutions listed on the signature pages hereof as lenders hereunder (each individually a "LENDER" and collectively the "LENDERS"), Citibank, N.A., as issuer ("CITIBANK"), and CITICORP USA, INC. ("CUSA"), as agent for the Lenders, the Issuer (as defined herein) and the Swing Loan Bank (in such capacity, the "AGENT") and as Swing Loan Bank (as defined herein).

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Borrower is currently party to a Credit Agreement, dated as of December 30, 1997, with certain of the Lenders, Citibank and CUSA, as amended to the date hereof (the "Old Credit Agreement"); and

                  WHEREAS, the parties to the Old Credit Agreement wish to amend and restate in its entirety the Old Credit Agreement, including for the purpose of increasing the Commitments of the Lenders to $150,000,000; and

                  WHEREAS, the Lenders are willing to make funds available for such purposes upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Borrower has also requested that Citibank provide the Borrower with letters of credit and Citibank is willing to issue letters of credit upon the terms and subject to the conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNT" means any "account," as such term is defined in
Section 9-106 of the UCC, now owned or hereafter acquired by any Loan Party.

                  "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC.

                  "ACQUISITION SUB" means The Elder-Beerman
Acquisition Corp., a West Virginia corporation and wholly-owned subsidiary of the Borrower.

                  "ADVANCE RATE" means, at any time, the rates set forth on
Schedule IV as such rates may be increased or decreased from time to time by the Agent in its sole discretion, exercised reasonably; PROVIDED, HOWEVER, that the Agent shall not increase such rates above the rates set forth on Schedule IV as of the Effective Date without the consent of all of the Lenders.

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each officer or director or general partner of such Person, and each Person who is the beneficial owner of 10% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Amended and Restated Credit Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "AMENDED AND RESTATED SECURITY AGREEMENT" means an agreement, substantially in the form of EXHIBIT I, executed by the Borrower and the Guarantors, as such agreement may be amended, supplemented or modified from time to time.

                  "APPLICABLE BASE RATE MARGIN" means, means, (i) for the period from the Effective Date through July 31, 1998, 75.0 bps per annum; (ii) for the period from August 1, 1998 through January 31, 1999, except as provided below, the Applicable Base Rate Margin set forth below; PROVIDED that such Applicable Base Rate Margin shall not be less than 37.5 bps per annum, EXCEPT that if the Borrower has consummated a Qualified Public Offering prior to August 15, 1998 and, after giving pro forma effect to the application of the proceeds of such Qualified Public Offering pursuant to the terms of the Facility as if such proceeds had been applied on or before August 1, 1998 (solely for the purpose of determining the Applicable Base Rate Margin as of the date of the consummation of such Qualified Public Offering), the ratio of Debt, after such application, to EBITDA for the four full fiscal quarters ended prior to the date such Qualified Public Offering is consummated is less than 4.00, the Applicable Base Rate Margin from the date of the consummation of such Qualified Public Offering through October 31, 1998 shall be 37.5 bps; and
(iii) for each subsequent year, except as provided below and subject to Section 2.9(d), the Applicable Base Rate Margin will be as set forth in the following table:

         Average Total
         Debt/EBITDA (previous                              Applicable Base Rate
         12 Mos.)                                              Margin  (Bps)
         ------------------------                           --------------------
         greater than or equal to 4.00                               75.0
         greater than or equal to 3.50 less than 4.00                37.5
         greater than or equal to 3.00 less than 3.50                12.5
         greater than or equal to 2.50 less than 3.00                 0
         greater than or equal to 2.00 less than 2.50                 0
         greater than or equal to 1.75 less than 2.00                 0

PROVIDED, HOWEVER, that as long as the Over-Advance Amount shall be greater than zero, the Applicable Base Rate Margin shall be no less than 37.5 bps.

                  "APPLICABLE EURODOLLAR RATE MARGIN" means, (i) for the period from the Effective Date through July 31, 1998, 175.0 bps per annum; (ii) for the period from August 1, 1998 through January 31, 1999, except as provided below, the Applicable Eurodollar Rate Margin set forth below; PROVIDED that such Applicable Eurodollar Rate Margin shall not be less than 137.5 bps per annum, EXCEPT that if the Borrower has consummated a Qualified Public Offering prior to August 15, 1998 and, after giving pro forma effect to the application of the proceeds of such Qualified Public Offering pursuant to the terms of the Facility as if such proceeds had been applied on or before August 1, 1998 (solely for the purpose of determining the Applicable Eurodollar Rate Margin as of the date of the consummation of such Qualified Public Offering), the ratio of Debt, after such application, to EBITDA for the four full fiscal quarters ended prior to the date such Qualified Public Offering is consummated is less than 4.00, the Applicable Eurodollar Rate Margin from the date of the consummation of such Qualified Public Offering through October 31, 1998 shall be 137.5 bps; and (iii) for each subsequent year, except as provided below and subject to Section 2.9(d), the Applicable Eurodollar Margin will be as set forth in the following table:

         Average Total
         Debt/EBITDA (previous                        Applicable Eurodollar
         12 Mos.)                                          Margin (Bps)
        -----------------------------                 ----------------------
        greater than or equal to 4.00                           175.0
        greater than or equal to 3.50 less than 4.00            137.5
        greater than or equal to 3.00 less than 3.50            112.5
        greater than or equal to 2.50 less than 3.00             87.5
        greater than or equal to 2.00 less than 2.50             75.0
        greater than or equal to 1.75 less than 2.00             62.5


PROVIDED, HOWEVER, that as long as the Over-Advance Amount shall be greater than zero, the Applicable Eurodollar Rate Margin shall be no less than 137.5 bps.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "APPLICABLE MARGIN" means the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin.

                  "ASSET SALE" means any sale or other disposition, or series of sales or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) made on or after the Effective Date by the Borrower or any of its Subsidiaries to any Person, except: (i) sales by the Borrower to Chargit and sales by Chargit to El-Bee of Chargit Receivables, (ii) sales by EBWVA to El-Bee of the EBWVA Receivables,
(iii) sales by the Borrower and its Subsidiaries of Inventory or obsolete or used Equipment in the ordinary course of business, and (iv) sales by EBWVA of Inventory, Equipment and Real Property in connection with disposition of not more than ten stores owned by EBWVA and other owned Real Property of EBWVA as set forth on Schedule 1.1, which Inventory, Equipment and Real Property is located at or on the site of such disposed stores.

                  "ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate amount of cash received from time to time by or on behalf of such Person in connection therewith after deducting therefrom only (a) reasonable expenses incurred directly in connection with such transaction, including, without limitation, reasonable and customary brokerage commissions, underwriting fees and discounts, legal and accounting fees and expenses, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such Indebtedness, is required to be repaid upon such disposition and (d) amounts received with respect to the sublease of any asset to the extent such amounts received are paid to the lessor of such asset, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof; PROVIDED, HOWEVER, that Asset Sale Proceeds shall not include any proceeds received from a Sale/Leaseback Transaction where the property was owned by the Borrower or a Subsidiary of the Borrower for less than one year.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of EXHIBIT K.

                  "ATTRIBUTED VALUE" means, at any time, the value of all Eligible Inventory computed at the lower of market or cost on a first in first out basis. Unless disputed by the Agent, the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 6.10(e) shall be prima facie evidence of such value.

                  "AVAILABLE CREDIT" means, at any time, an amount equal to (a) the lower of (i) the then effective Commitments of the Lenders and (ii) the sum of (x) the Borrowing Base at such time and (y) the Over-Advance Amount, MINUS
(b) the sum of (i) the principal amount of the Loans outstanding at such time, and (ii) the Letter of Credit Obligations outstanding at such time.

                  "AVERAGE TOTAL DEBT" means, for any period of four consecutive Fiscal Quarters, the average of the month-end balances of Debt of the Borrower outstanding during such four Fiscal Quarters.

                  "BANKRUPTCY CODE" means title 11, United States Code, as amended from time to time.

             "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Ohio, Western Division.

                  "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                  (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, PLUS (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% MINUS the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, PLUS (iii) the average during such three-week period of the maximum annual assessment rates payable to the Federal Deposit Insurance Corporation (or any successor) by banks which are members of the Bank Insurance Fund for insuring U.S. dollar deposits in the United States; and

                  (c) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum PLUS (ii) the Federal Funds Rate.

                  "BASE RATE LOAN" means any outstanding principal amount of the Loans of any Lender that bears interest with reference to the Base Rate.

                  "BEE-GEE" means The Bee-Gee Shoe Corp., an Ohio corporation and wholly-owned Subsidiary of the Borrower.

                  "BLOCKED ACCOUNT LETTER" means a letter agreement, in substantially the form of EXHIBIT P (with such changes as may be agreed to by the Agent), executed by the Borrower and/or any Subsidiary and acknowledged and agreed to by a depository bank.

                  "BORROWER PLEDGE AGREEMENT" means an agreement substantially in the form of EXHIBIT N, executed by the Borrower, as such agreement may be amended, supplemented or modified from time to time.

                  "BORROWING" means, collectively, a Revolving
Credit Borrowing and a Swing Loan Borrowing.

                  "BORROWING BASE" means, at any time, (a) the sum of (i) 95% of the cash on deposit at such time in the Cash Collateral Account and (ii) the product of the applicable Advance Rate at such time multiplied by the Attributed Value of Eligible Inventory at such time LESS (b) such reserves as the Agent, in its sole discretion in accordance with its customary practice, exercised reasonably, deems appropriate.

                  "BORROWING BASE CERTIFICATE" means a certificate of the Borrower substantially in the form of EXHIBIT E.

                  "BORROWING BASE DEFICIENCY" means, at any time, the failure of the Borrowing Base to exceed the sum of (i) the then outstanding Loans PLUS (ii) the then outstanding Letter of Credit Obligations.

                  "BPS" means basis points, i.e., one-hundredth of one percent (.01%).

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any Person for any period, without duplication, the aggregate of (i) all expenditures by such Person and its consolidated Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP and (ii) the principal amount of all Indebtedness incurred or assumed in connection with any such additions to property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CAPITALIZED LEASE" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

                  "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 2.18.

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by any Loan Party free and clear of all Liens and having a maturity of not greater than 90 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $250,000,000, or (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1"

(or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

                  "CHANGE OF CONTROL" means any one of the following events:

                  (i) the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale of all or substantially all the assets of the Borrower to another Person, and, in the case of any such merger or consolidation, the securities of the Borrower that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Borrower are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the surviving corporation;

              (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) directly or indirectly, of securities representing more than 40% of the total voting power of the Company, except that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time;

             (iii) individuals who, on the Effective Date, constitute the Board of Directors of the Borrower (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Borrower, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then in office (either by a specific vote or by approval of the proxy statement of the Borrower in which such individual is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; PROVIDED, HOWEVER, that no individual elected or nominated as a director of the Borrower initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Borrower shall be deemed to be an Incumbent Director.

                  "CHARGIT" means The El-Bee Chargit Corp., an Ohio corporation and a wholly-owned Subsidiary of the Borrower.

                  "CHARGIT PLEDGE AGREEMENT" means an agreement substantially in the form of EXHIBIT O, executed by Chargit, as such agreement may be amended, supplemented or modified from time to time.

                  "CHARGIT RECEIVABLES" means the private-label credit card Receivables sold or otherwise conveyed by the Borrower to Chargit and by Chargit to El-Bee pursuant to the Securitization Documents.

                  "CHATTEL PAPER" means any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by any Loan Party.

                  "CITIBANK" has the meaning specified in the preamble hereto.

                  "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means the Amended and Restated Security Agreement, the Borrower Pledge Agreement, the Chargit Pledge Agreement and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations.

                  "COMMITMENT" means, as to each Lender, the commitment of such Lender to make Revolving Credit Loans to the Borrower pursuant to Section 2.1 in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Commitment," as such amount may be reduced or modified pursuant to this Agreement.

                  "COMMITMENT FEE" has the meaning specified in
Section 2.3(a).

                  "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                  "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "CSFB LEASE AGREEMENTS" means (1) a lease by and between Credit Suisse First Boston or its designee ("First Boston") and the Borrower setting forth the terms and conditions pursuant to which First Boston will lease to the Borrower, and the Borrower will lease from First Boston, the Montgomery Sale/Leaseback Property (as defined in the definition of "CSFB Sale/Leaseback Properties" below), and (2) a lease by and between First Boston and the Borrower setting forth the terms and conditions pursuant to which First Boston will lease to the Borrower, and the Borrower will lease from First Boston, the Erie Sale/Leaseback Property (as defined in the definition of "CSFB Sale/Leaseback Properties" below).

                  "CSFB SALE/LEASEBACK" means the transactions pursuant to which First Boston acquires the CSFB Sale/Leaseback Properties and leases the CSFB Sale/Leaseback Properties to the Borrower on terms and conditions set forth in the CSFB Lease Agreements.

                  "CSFB SALE/LEASEBACK PROPERTIES" means (1) that certain Dayton Mall property consisting of an approximately 212,000 square foot retail store and approximately 15.619 acres located in Montgomery County, Ohio (the "MONTGOMERY SALE/LEASEBACK PROPERTY") and (2) that certain Millcreek Mall property consisting of an approximately 119,814 square foot store and approximately 8.4 acres located in Erie County, Pennsylvania (the "ERIE SALE/LEASEBACK PROPERTY"), each as more specifically described in (1) that certain Purchase and Sale Agreement, dated as of February 27, 1998, by and among Mercantile Properties, Inc., Mercantile Stores Company, Inc., the Borrower and Chicago Title Insurance Company and (2) that certain Purchase and Sale Agreement, dated as of March 3, 1998, by and between Lazarus PA, Inc.
and the Borrower.

                  "CUSA" shall have the meaning provided in the preamble hereto.

                  "DEBT" means the sum of all (A) obligations of the type set forth in clauses (i) through (vii) of the definition of Indebtedness, including, without limitation, the principal amount of all outstanding Loans and the amount of all outstanding Letter of Credit Obligations, but in no event shall Debt include obligations of the type permitted by Section 7.2(ii) and (B) Receivables Securitization Attributed Indebtedness.

                  "DEFAULT" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "DOL" means the United States Department of Labor, or any successor thereto.

                  "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "EBITDA" means, for any Person for any period, the Net Income
(Loss) of such Person for such period taken as a single accounting period, PLUS
(a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense, (iii) Net Interest Expense, (iv) Reorganization Expenses, (v) income tax expense, (vi) losses that are extraordinary items under GAAP (and other losses on Asset Sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP), (vii) non-recurring and non-cash writeoffs of deferred and unamortized assets and (ix) non-cash and recurring charges related to changes in the market value of any interest rate contract (to the extent not included in Net Interest Expense) and (x) non-recurring charges relating to the Stone & Thomas Acquisition; LESS (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss):
(i) gains that are extraordinary items under GAAP (and in the case of the Borrower and its Subsidiaries, other gains on Asset Sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with
GAAP), (ii) the Net Income (Loss) of any other Person that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid to such Person, (iii) the Net Income (Loss) of any other Person acquired by such Person or a Subsidiary of such Person in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition and (iv) income tax benefit.

                  "EBWVA" means Elder-Beerman West Virginia, Inc., a West Virginia corporation, formerly known as Stone & Thomas, successor by merger to Acquisition Sub, and any successor thereto.

                  "EBWVA RECEIVABLES" means the private-label credit card receivables sold or otherwise conveyed by EBWVA to Chargit pursuant to the Securitization Documents.

                  "EBWVA SALE PROCEEDS" means, with respect to the sale of not more than ten stores and related Real Property and the other owned Real Property listed on Schedule 1.1 owned by EBWVA, the aggregate amount of cash received from time to time by or on behalf of any Loan Party in connection therewith after deducting therefrom only (a) reasonable expenses incurred directly in connection with such transaction, including, without limitation, reasonable and customary brokerage commissions, legal and accounting fees and expenses, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Indebtedness secured by a Lien on such store or Real Property that, by the terms of such Indebtedness, is required to be repaid upon such disposition.

                  "EFFECTIVE DATE" means July 27, 1998 or such later date on which the conditions set forth in Sections 3.1 and 3.2 hereto have been satisfied or waived.

                  "EL-BEE" means The El-Bee Receivables Corporation, a Delaware corporation and wholly-owned Subsidiary of Chargit.

                  "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; (iv) a corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (v) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $3,000,000,000; (vii) any Lender; (viii) any Affiliate of any Lender; and (ix) if an Event of Default has occurred and is continuing, "ELIGIBLE ASSIGNEE" shall also mean any Person other than a Person a substantial portion of whose business competes with the Borrower or any Subsidiary or Affiliate of such Person.

                  "ELIGIBLE INVENTORY" means such of the Inventory of the Borrower, EBWVA and Bee-Gee as constitutes Collateral in which the Agent has a fully perfected first priority security interest and, as the Agent, in its sole discretion exercised reasonably, deems eligible.

                  "ENVIRONMENTAL LAWS" means all federal, state and local laws (including common law), statutes, ordinances, rules, regulations and other legally binding requirements, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment or natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. ss. 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss. 651 ET SEQ.); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f ET SEQ.), and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including, without limitation, the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann.
ss. 13:1K-6 ET SEQ.) ("ISRA").

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and
Costs.

                  "EQUIPMENT" means any "equipment," as such term is defined in
Section 9-109(2) of the UCC, now owned or hereafter acquired by any Loan Party and, in any event, includes, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment now owned or hereafter acquired by any Loan Party and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

                  "ERISA EVENT" means (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan having any Unfunded Pension Liability or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make any required contribution to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule II (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "EURODOLLAR RATE" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% MINUS the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE LOAN" means any outstanding principal amount of the Loans of any Lender that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "EVENT OF DEFAULT" has the meaning specified in
Section 8.1.

                  "FACILITY" means the aggregate of all of the Commitments.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "FISCAL QUARTER" means a fiscal quarter of the Borrower and its consolidated Subsidiaries for financial accounting purposes.

                  "FISCAL YEAR" means the period of 52 or 53 weeks, as the case may be, ending on the Saturday nearest to January 31 of each calendar year.

                  "FIXED CHARGES" means, for any Person for any period, the sum of (i) the Net Interest Expense of such Person for such period, (ii) all principal amounts of Debt having a scheduled due date during such period payable by such Person and each of its Subsidiaries, (iii) all cash dividends payable by such Person on preferred stock in respect of such period or payable by any Subsidiaries of such Person other than to such Person or any of its Subsidiaries, and (iv) the total federal income tax liability actually currently payable by such Person in respect of such period.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Article V, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in
Section 4.5.

                  "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by any Loan Party and, in any event, includes, without limitation, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which any Loan Party may now or hereafter have in or under any Contract (as defined in the UCC), now owned or hereafter acquired by any Loan Party.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTORS" means Bee-Gee, Chargit and EBWVA.

                  "HAZARDOUS MATERIALS" means any substance, material or waste regulated or forming the basis of liability under any Environmental Law, including, without limitation, any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, asbestos containing materials, polychlorinated biphenyls, radon or any constituent or byproduct of any such substance or waste.

                  "INDEBTEDNESS" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) Capitalized Lease Obligations, (v) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus related accrued and unpaid dividends, (vi) all obligations of such Person under Interest Rate Contracts, and (vii) all Indebtedness referred to in clause (i), (ii),
(iii), (iv), (v) or (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness provided that the amount of any such Indebtedness shall not exceed the value of any property so secured,
(viii) in the case of the Borrower, the Obligations, (ix) all liabilities of such Person for the return of deposits or payments on account, (x) all liabilities of such Person under Title IV of ERISA, and (xi) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in conformity with GAAP including, without limitation, in the case of the Borrower, the Receivables Securitization Attributable Indebtedness.

                  "INDEMNITEE" has the meaning specified in
Section 10.4(b).

                  "INSTRUMENT" means any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by any Loan Party other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "INTEREST PERIOD" means in the case of any Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to a Eurodollar Rate Loan and ending one, two or three months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Agent pursuant to Section 2.2 or 2.7, and (ii) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.7, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two or three months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Agent pursuant to Section 2.7; PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                              (A) if any Interest Period would otherwise end on
                  a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of Eurodollar Rate Loans only, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                              (B) any Interest Period of one month or more that
                  begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                              (C) the Borrower may not select any Interest
                  Period which ends after the Termination Date;

                              (D) the Borrower may not select any Interest
                  Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                              (E) there shall be outstanding at any one time no
                  more than six Interest Periods in the aggregate.

                  "INTEREST RATE CONTRACTS" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

                  "INVENTORY" means any "inventory," as such term is defined in
Section 9-109(4) of the UCC, now owned or hereafter acquired by the Borrower or any of its Subsidiaries, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by the Borrower or any of its Subsidiaries which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of the Borrower or any of its Subsidiaries, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                  "INVESTMENT" has the meaning specified in
Section 7.5.

                  "IRS" means the Internal Revenue Service, or any successor thereto.

                  "ISSUER" means Citibank or any successor thereto and any other Lender approved by the Majority Lenders who agrees to issue one or more Letters of Credit.

                  "LETTER OF CREDIT" means any letter of credit issued for the account of the Borrower by an Issuer pursuant to Article II.

                  "LETTER OF CREDIT OBLIGATIONS" means, at any time, all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (i) the Reimbursement Obligations at such time and (ii) the Letter of Credit Undrawn Amounts at such time.

                  "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the meaning specified in Section 2.16(d).

                  "LETTER OF CREDIT REQUEST" has the meaning specified in Section 2.16(e).

                  "LETTER OF CREDIT UNDRAWN AMOUNTS" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the UCC or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

                  "LOAN" means a Revolving Credit Loan or Swing
Loan.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Subsidiary Guarantees, the Collateral Documents, each Letter of Credit Reimbursement Agreement and each certificate, agreement or document executed by a Loan Party and delivered to the Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "LOAN PARTY" means the Borrower or any of its Subsidiaries which executes and delivers a Loan Document and "LOAN PARTIES" means all of them.

                  "MAJORITY LENDERS" means, at any time, Lenders holding at least 51% of the then aggregate unpaid principal amount of the Loans and Letter of Credit Obligations or, if no Loans or Letter of Credit Obligations are then outstanding, Lenders having at least 51% of the Commitments.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower and its Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of any Loan Document,
(iii) the perfection or priority of the Liens granted or purported to be granted by or pursuant to the Loan Documents, (iv) the ability of the Borrower to repay the Obligations or of any Loan Party to perform its obligations under any Loan Document or (v) the rights and remedies of the Lenders or the Agent under the Loan Documents.

                  "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                  "MIDDLETOWN BONDS" means the Industrial Development First Mortgage Revenue Bonds in the original aggregate principal amount of $4 million, issued by the County of Warren, Ohio on May 1, 1976, the proceeds of which were used to finance the acquisition and construction of the Borrower's Towne Mall Store located in Franklin, Ohio.

                  "MIDDLETOWN LEASE PAYMENTS" means the lease payments required to made by the Borrower to the trustee for holders of the Middletown Bonds pursuant to that certain Lease, dated May 1, 1976 between the Borrower, as lessee and the County of Warren, Ohio, as lessor, which lease payments are used by the trustee of the holders of the Middletown Bonds to pay the scheduled principal and interest on the Middletown Bonds.

                  "MORAINE MORTGAGE" means that certain mortgage dated March 26, 1990 by and between the Borrower as mortgagor and Principal Mutual Life Insurance Company as mortgagee.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "NET INCOME (LOSS)" means, for any Person for any period, the aggregate net income (or loss) from continuing operations of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                  "NET INTEREST EXPENSE" means, for any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP LESS the following for such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP: (a) the sum of (i) interest capitalized during construction for such period, (ii) interest income (other than in respect of Chargit Receivables and EBWVA Receivables) for such period and (iii) gains for such period on Interest Rate Contracts (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense) PLUS the following for such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP: (b) the sum of (i) losses for such period on Interest Rate Contracts (to the extent not included in such gross interest expense) and (ii) the amortization of upfront costs or fees for such period associated with any interest rate contract (to the extent not otherwise included in gross interest expense).

                  "NON-FUNDING LENDER" has the meaning specified in
Section 2.13(f).

                  "NOTES" means the Revolving Credit Notes.

                  "NOTICE OF BORROWING" has the meaning specified in
Section 2.2(a).

                  "NOTICE OF CONVERSION OR CONTINUATION" means a notice in the form of EXHIBIT C hereto.

                  "OBLIGATIONS" means the Loans, the Letter of Credit Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, any Issuer, the Swing Loan Bank, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange transaction or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and all obligations of the Borrower to Citibank under Interest Rate Contracts. The term "OBLIGATIONS" includes, without limitation, "Obligations," as defined under the Old Credit Agreement and modified by this Agreement, in existence on the Effective Date, and all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document and all obligations of the Borrower to cash collateralize Letter of Credit Obligations.

                  "OTHER TAXES" has the meaning specified in Section
2.14(b).

                  "OVER-ADVANCE AMOUNT" means $40,000,000; PROVIDED, HOWEVER, that (i) upon the consummation of a Qualified Public Offering within eighteen months after the Effective Date, the Over-Advance Amount shall be reduced dollar for dollar by the amount of net proceeds to the Borrower from such Qualified Public Offering, (ii) if no Qualified Public Offering has been consummated within nine months after the Effective Date, the Over-Advance Amount shall be reduced to $20,000,000, and (iii) if no such Qualified Public Offering has been consummated within eighteen months after the Effective Date, the Over-Advance Amount shall be reduced to zero.

                  "PBGC" means the Pension Benefit Guaranty
Corporation, or any successor thereto.

                  "PENSION PLAN" means an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Loan Party, any of its Subsidiaries or, if subject to Title IV of ERISA, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "PERMITTED LIENS" has the meaning specified in
Section 7.1.

                  "PERSON" means an individual, partnership, limited liability company, corporation (including, without limitation, a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "PLAN" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party, or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "POOLING AND SERVICING AGREEMENT" means that certain Pooling and Servicing Agreement, dated as of December 30, 1997, among El-Bee, Chargit, as Servicer, and
Bankers Trust Company, as trustee.

                  "PROCEEDS" means "proceeds," as such term is defined in
Section 9-306(1) of the UCC.

                  "QUALIFIED PLAN" means an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a

Multiemployer Plan), which is intended to be tax-qualified under Section 401(a) of the Code, and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "QUALIFIED PUBLIC OFFERING" means an public offering of debt or equity securities of the Borrower.

                  "RATABLE PORTION" or "RATABLY" means, with respect to any Lender, the quotient obtained by dividing the Commitment of such Lender by the Commitments of all Lenders, or, if the Commitments have been terminated, by dividing the aggregate amount of outstanding Loans and Letter of Credit Obligations owed to such Lender by the aggregate amount of outstanding Loans and Letter of Credit Obligations.

                  "REAL PROPERTY" means all of those plots, pieces or parcels of land now owned or hereafter acquired by the Borrower or any of its Subsidiaries ("Land"), together with the right, title and interest of the Borrower or such Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to any such Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting any such Land and all royalties and rights appertaining to the use and enjoyment of any such Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on any such Land, and any fixtures appurtenant thereto.

                  "RECEIVABLES" has the meaning set forth in the Pooling and Servicing Agreement.

                  "RECEIVABLES SECURITIZATION" means the transactions described in and contemplated by the Pooling and Servicing Agreement or any successor arrangement approved by the Agent.

                  "RECEIVABLES SECURITIZATION ATTRIBUTED INDEBTEDNESS" at any time shall mean the aggregate amount theretofore paid to El-Bee in respect of the Receivables sold by Chargit to El-Bee pursuant to the Receivables Securitization, in each case to the extent the respective underlying Receivables have not yet been repaid or deemed repaid by the respective account debtor or repurchased by the Borrower or Chargit (it being the intent of the parties that the amount of Receivables Securitization Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness that would be outstanding at such time under the Receivables Securitization if the same were structured as a secured lending agreement rather than a purchase agreement).

                  "REGISTER" has the meaning specified in Section
10.7(c).

                  "REIMBURSEMENT OBLIGATIONS" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to Letters of Credit pursuant to Letter of Credit Reimbursement Agreements.

                  "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case of any Hazardous Material, into the indoor or outdoor environment or into or out of any property owned by such Person, including, without limitation, the movement of contaminants through or in the air, soil, surface water, ground water or property.

                  "REMEDIAL ACTION" means all actions required to (i) clean up, remove, treat or in any other way address contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

             "REORGANIZATION CASES" means the cases of the Borrower and its Subsidiaries pursuant to chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

                  "REORGANIZATION EXPENSES" means fees or expenses paid by (or other amounts exceeding ordinary course operating expenditures of) the Borrower and its Subsidiaries (other than El-Bee) constituting (i) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court under sections 330 or 331 of the Bankruptcy Code, to accountants, attorneys and other professionals retained in the Reorganization Cases by the Borrowers or the Guarantors in accordance with section

327 of the Bankruptcy Code (collectively, the "Borrowers' Professionals"), (ii) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court under sections 330 or 331 of the Bankruptcy Code, to accountants, attorneys and other professionals retained in the Reorganization Cases by any unsecured creditors' committee appointed in accordance with section 1102 of the Bankruptcy Code or any examiner appointed in accordance with section 1104 of the Bankruptcy Code other than an examiner of the type referred to in Section 8.1(m) hereof, (iii) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court under section 503 of the Bankruptcy Code, to accountants, attorneys and other professionals retained in the Reorganization Cases by the Elder-Beerman Stores Corp. Profit Sharing and Stock Ownership Plan Administrative Committee,
(iv) fees required to be paid to the Office of the United States Trustee under section 1930(a), title 28, United States Code, (v) the actual, necessary expenses, other than compensation, and reimbursements pursuant to section 503(b)(4) of the Bankruptcy Code, incurred by a member of a committee appointed under section 1102 of the Bankruptcy Code, if such expenses are incurred in the performance of the duties of such committee and are allowed by the Bankruptcy Court and (vi) claims for reclamation allowed in accordance with Section 546(c)(2) of the Bankruptcy Code and the corresponding Bankruptcy Court order, to the extent not previously paid, and (vii) claims of The First National Bank of Chicago in connection with an interest rate swap and related guaranty that were accorded administrative priority by the Bankruptcy Court on October 17, 1995.

                  "REPORTABLE EVENT" means any of the events described in Sections 4043(c)(1), (2), (3), (5), (6) or (9) of ERISA.

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers of such Person.

                  "REVOLVING CREDIT BORROWING" means a borrowing consisting of Revolving Credit Loans made on the same day by the Lenders ratably accordingly to their respective Commitments.

                  "REVOLVING CREDIT LOAN" means a Loan made by a Lender to the Borrower pursuant to Section 2.1.

                  "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Commitment as originally in effect, in substantially the form of EXHIBIT A, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Credit Loans made by such Lender.

                  "S&T MERGER AGREEMENT" means that certain
Agreement and Plan of Merger dated June 18, 1998 by and among the Borrower, Acquisition Sub, Stone & Thomas and
Wilbur S. Jones, Jr. and G. Ogden Nutting.

                  "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Borrower or a Subsidiary of the Borrower transfers such property to a Person and the Borrower or a Subsidiary of the Borrower leases it from such Person.

                  "SECURED PARTIES" means the Lenders, the Swing Loan Bank, the Issuer and the Agent, and Citibank as obligee of the Borrower under Interest Rate Contracts.

                  "SECURITIZATION DOCUMENTS" means each agreement, document and instrument entered into by the Borrower or any Subsidiary of the Borrower in connection with the Receivables Securitization, including, without limitation, the documents listed on Schedule V, any promissory note of El-Bee in favor of Chargit, any promissory note of Chargit in favor of the Borrower and any promissory note of Chargit in favor of EBWVA, in each case made in connection therewith.

                  "SOLVENT" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STOCK" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

                  "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

                  "STONE & THOMAS ACQUISITION" means the acquisition of Stone & Thomas, by merger of Acquisition Sub with and into Stone & Thomas, pursuant to the S&T Merger Agreement.

                  "STORE ACCOUNT LETTER" means a letter agreement, in substantially the form of EXHIBIT L (with such changes as may be agreed to by the Agent), executed by the Borrower and/or any Subsidiary and acknowledged and agreed to by a depository bank.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "SUBSIDIARY GUARANTY" means a guaranty, in substantially the form of EXHIBITS F, G AND H executed by the Guarantors, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                  "SWING LOAN" has the meaning set forth in
Section 2.17(a).

                  "SWING LOAN AVAILABLE CREDIT" means the Ratable
Portion of the Available Credit of the Lender that is the Swing Loan Bank.

                  "SWING LOAN BANK" means CUSA or such other Lender who shall also be the Agent or who, with the agreement of the Agent, shall agree to act hereunder as Swing Loan Bank.

                  "SWING LOAN BORROWING" means a borrowing consisting of a Swing Loan.

                  "TAX AFFILIATE" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "TAXES" has the meaning specified in Section
2.14(a).

                  "TERMINATION DATE" means the earlier of (i) December 20, 2000 and (ii) the date of termination in whole of the Commitments pursuant to Section
2.4 or 8.2.

                  "TITLE IV PLAN" means a Pension Plan which is covered by Title IV of ERISA.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "UNFUNDED PENSION LIABILITY" means, as to any Loan Party at any time, the sum of (i) the aggregate amount, if any, by which the present value of all accrued benefits under each Title IV Plan of such Loan Party, any of its Subsidiaries or any ERISA Affiliate exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the aggregate amount, if any, of liabilities (whether or not accrued) that could be avoided by any Loan Party, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "WELFARE BENEFIT PLAN" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA, to which any Loan Party or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

                  "WITHDRAWAL LIABILITY" means, as to any Loan Party at any time, the aggregate amount of the unsatisfied liabilities of any Loan Party, any of its Subsidiaries or any ERISA Affiliate pursuant to Section 4201 of ERISA with respect to all Multiemployer Plans.

                  "ZANESVILLE BONDS" means the Variable Rate Demand Industrial Development Revenue Bonds in the original aggregate principal amount of $4.1 million, issued by the County of Muskingum, Ohio, on March 1, 1985, the proceeds of which were used to finance the construction of the Borrower's Colony Square Shopping Center Store located in Zanesville, Ohio.

                  1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  1.3.        ACCOUNTING TERMS; CHANGES IN GAAP.  All
accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP. Upon any change in GAAP that would affect in any material respect the calculations required by Article V, the Borrower and the Agent agree to negotiate in good faith to modify Article V to reflect in such financial ratios and covenants such changes in GAAP and still maintain the original economic terms of such financial ratios and covenants as in effect under this Agreement on the date hereof. The Agent shall promptly notify the Lenders in writing of any negotiated changes to such financial ratios, covenants and definitions and propose that this Agreement shall be amended in accordance with the terms of Section 10.1 to reflect such changes as may be necessary to maintain the original economic terms of such financial ratios and covenants.

             1.4. CERTAIN PRE-REORGANIZATION MATTERS. For the purpose of calculating compliance with the financial covenants in Article V for periods prior to December 30, 1997, Average Total Debt shall exclude liabilities subject to compromise (in accordance with GAAP) and any requirement to pay on or prior to the Effective Date principal in respect of such liabilities shall be ignored in the calculation of Fixed Charges.

                  1.5. CERTAIN TERMS. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (b) The terms "Lender," "Issuer," "Swing Loan Bank" and "Agent" include their respective successors and the term "Lender" includes each assignee of such Lender who becomes a party hereto pursuant to Section 10.7.


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                  2.1. THE REVOLVING CREDIT LOANS. (a) On the terms and subject to the conditions contained in this Agreement, each Lender severally and not jointly agrees to make loans (each a "REVOLVING CREDIT LOAN") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment; PROVIDED, HOWEVER, that at no time shall any Lender be obligated to make a Revolving Credit Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Commitment, amounts prepaid pursuant to Section 2.6 may be reborrowed under this Section 2.1. The Revolving Credit Loans of each Lender shall be evidenced by the Revolving Credit Note to the order of such Lender.

                  (b) To the extent that any Lender has revolving credit loans outstanding under the Old Credit Agreement ("Existing Revolving Credit Loans") on the Effective Date, such Loans shall be deemed for all purposes Revolving Credit Loans made on the Effective Date. The Lenders agree to make on the Effective Date such assignments of the Existing

Revolving Credit Loans among themselves so that they will hold on the Effective Date the Existing Revolving Credit Loans in proportion to their Commitments.

                  2.2. MAKING THE LOANS. (a) Revolving Credit Loans shall be made pursuant to a Revolving Credit Borrowing. Each Revolving Credit Borrowing shall be made on notice, given by the Borrower to the Agent not later than 11:00 A.M. (New York City time) on the Business Day prior to the date of the proposed Revolving Credit Borrowing; PROVIDED, HOWEVER, that in the case of Eurodollar Rate Loans, the Borrower shall give notice to the Agent three Business Days prior to the date of the proposed Revolving Credit Borrowing. Each such notice (a "NOTICE OF BORROWING") shall be in substantially the form of EXHIBIT B. Revolving Credit Loans shall be made as Base Rate Loans unless (subject to
Section 2.11) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans; PROVIDED, HOWEVER, that the aggregate of the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) Each Swing Loan shall be made upon such notice as the Swing Loan Bank and the Borrower shall agree. All Swing Loan Borrowings shall be made as Base Rate Loans.

                  (c) The Agent shall give to each Lender prompt notice of the Agent's receipt of a Notice of Borrowing with respect to Revolving Credit Loans and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the information required under Section 2.9. Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 10.2, in immediately available funds, such Lender's Ratable Portion of such proposed Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower in a bank account maintained by the Borrower at CUSA.

                  (d) Each Borrowing shall be in an aggregate amount of not less than $1,000,000.

                  (e) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any proposed Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the



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








Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Loan to be made by such Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date. There shall be no more than six separate Interest Periods in the aggregate outstanding at any one time in respect of Eurodollar Rate Loans.

                  (f) Unless the Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Agent such Lender's Ratable Portion of such Borrowing, the Agent may assume that such Lender has made such Ratable Portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with this
Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

                  (g) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                  2.3. FEES. (a) The Borrower shall pay to each Lender a commitment fee (the "COMMITMENT FEE") computed on the daily unused portion of such Lender's Commitment from the date hereof until the Termination Date at the rate of .375% per annum, payable (i) quarterly in arrears on the first Business Day of the month following the close of each calendar quarter during the term of such Lender's Commitment, commencing October 1, 1998 and (ii) on the Termination Date.

                  (b) The Borrower has agreed to pay CUSA additional fees, the amount, terms and dates of payment of which are embodied in a separate agreement dated July 21, 1998 between the Borrower and CUSA.

                  2.4. REDUCTION AND TERMINATION OF THE COMMITMENTS. (a) The Borrower may, upon at least three Business Days' prior notice to the Agent, terminate in whole or reduce ratably in part the unused portions of the respective Commitments; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) The then current Commitments shall be reduced (and the Commitment of each Lender shall be reduced by its Ratable Portion of such amount) on each date determined pursuant to paragraph (c) below in an amount equal to (i) as long as no Default or Event of Default shall have occurred and be continuing (A) with respect to each Asset Sale that includes Eligible Inventory, an amount equal to the Advance Rate then in effect multiplied by the Attributed Value of such Eligible Inventory sold, determined on the basis of the most recent Borrowing Base Certificate and (B) with respect to all other Asset Sales, (x) 50% of the amount of such Asset Sale Proceeds received by any Loan Party or any of its Subsidiaries on or after the Effective Date in excess of $10,000,000 and up to $15,000,000 per year and (y) 100% of the aggregate amount of such Asset Sale Proceeds in excess of $15,000,000 per year and (ii) following the occurrence of a Default or Event of Default, 100% of all Asset Sale Proceeds.

                  (c) If pursuant to paragraph (b) above the Commitments are to be reduced as a result of an Asset Sale, such reduction shall be made on the date of receipt of such Asset Sale Proceeds by any Loan Party.

                  2.5. REPAYMENT. (a) The Borrower shall repay the entire unpaid principal amount of the Loans on the Termination Date.

                  (b) For a period of not less than 45 consecutive days (i) during the three-month period commencing on January 1, 1999 and ending on March 31, 1999, the Borrower shall repay the Loans to the extent necessary so that the outstanding principal amount of the Loans do not exceed an aggregate of $60,000,000, unless the Borrower shall have consummated a Qualified Public Offering during 1998, in which case the Borrower shall repay the Loans to the extent necessary so the outstanding principal amount of the Loans do not exceed an aggregate of $7,500,000 and (ii) during the three month period commencing on January 1, 2000 and ending on March 31, 2000 the Borrower shall repay the Loans in full such that there are no Loans outstanding during such period.

                  2.6.  PREPAYMENTS.

                  (a) The Borrower may, upon at least one Business Day's prior notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that any such prepayment shall be applied first to the Swing Loans outstanding, and then to the Revolving Credit Loans outstanding; and, PROVIDED, FURTHER, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment. The notice requirement in this Section 2.6(a) shall not apply to any application of available funds pursuant to Section 2.6(c).

                  (b) (i) Upon receipt by the Borrower or any Subsidiary of the Borrower of Asset Sale Proceeds or EBWVA Sale Proceeds, the Borrower shall forthwith prepay, in an amount equal to such Asset Sale Proceeds or EBWVA Sale Proceeds, as the case may be, the Swing Loans outstanding, and if no Swing Loans are outstanding (determined after the foregoing application), the Revolving Credit Loans, together with accrued interest to the date of such prepayment.

             (ii) If, at any time, the sum of the aggregate principal amount of the outstanding Swing Loans, Revolving Credit Loans and Letter of Credit Obligations exceeds either the Commitments at such time or a Borrowing Base Deficiency exists, the Borrower shall forthwith prepay the Swing Loans then outstanding in an amount equal to such excess, together with accrued interest thereon, and if there are no Swing Loans outstanding or if such prepayment does not eliminate such excess, the Revolving Credit Loans then outstanding to the extent necessary to eliminate such excess, together with accrued interest thereon, and if no Revolving Credit Loans are then outstanding, the Borrower shall forthwith cash collateralize such excess by paying to the Agent immediately available funds in the amount of such excess, which funds shall be held by the Agent as cash collateral on terms satisfactory to the Agent as long as and to the extent such excess exists.

                  (c) The Borrower agrees that all available funds in the Cash Collateral Account shall be applied first to accrued and unpaid interest on the Loans to the extent then due and payable, next, PRO RATA, to the amount of the Swing Loans and any Reimbursement Obligations then outstanding, next to the outstanding principal amount of the Revolving Credit Loans and Loans deemed to be made by the Lenders pursuant to Section 2.16(m), and next to any other Obligations then due and payable, then on any Business Day that any funds are on deposit in the Cash Collateral Account and no Default or Event of Default has occurred, the Borrower may direct the Agent to disburse such funds to the Borrower's disbursement account. The Borrower shall utilize funds on deposit in the Cash Collateral Account that are available to it pursuant to the terms hereof prior to requesting Loans to be made hereunder.

                  2.7.        CONVERSION/CONTINUATION OPTION.  The
Borrower may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate amount of the Eurodollar Loans for each Interest Period therefor must be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of all Lenders in accordance with their Ratable Portions. Each such election shall be in substantially the form of EXHIBIT C (a "NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving the Agent at least three Business Days prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.7, the Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  2.8. INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

                              (a)      For Base Rate Loans, at a rate per
         annum equal at all times to the Base Rate in effect from time to time PLUS the Applicable Base Rate Margin, payable quarterly in arrears on the first day of each quarter, on the Termination Date and on the date any Base Rate Loan is paid in full; PROVIDED, HOWEVER, that during the continuance of an Event of Default, interest shall be payable on demand and all Base Rate Loans shall bear interest at a rate per annum equal at all times to 2.0% per annum above the Base Rate in effect from time to time PLUS the Applicable Base Rate Margin.

                              (b)      For Eurodollar Rate Loans, at a rate
         per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period PLUS the Applicable Eurodollar Rate Margin in effect on the first day of such Interest Period, payable on the last day of such Interest Period, on the Termination Date and on the date any Eurodollar Rate Loan is paid in full; PROVIDED, HOWEVER, that during the continuance of an Event of Default, all Eurodollar Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2.0% above the Eurodollar Rate in effect from time to time PLUS the Applicable Eurodollar Rate Margin until the maturity of the Loans or the end of such Interest Period, whichever occurs first, and thereafter at the greater of (x) 2.0% per annum above the Base Rate in effect from time to time and (y) 2.0% per annum above the rate per annum required to be paid on such Loan immediately prior to the date on which such Event of Default occurred.

                  2.9.        INTEREST RATE DETERMINATION AND PROTECTION.
(a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Agent two Business Days before the first day of such Interest Period in the case of Eurodollar Rate Loans.

                  (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.9(a).

                  (c) If, with respect to Eurodollar Rate Loans, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to such Majority Lenders of making such Loans or funding or maintaining their respective Eurodollar Rate Loans for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                      (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

                      (ii)  the obligations of the Lenders to make
Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Any change in the Applicable Margin shall be based on the Average Total Debt to EBITDA ratio for the four Fiscal Quarters ending on the last day of each Fiscal Quarter for which the Borrower delivers financial statements and certificates pursuant to Section 6.10(b) and shall take effect on the third Business Day following receipt by the Agent of such financial statements and certificates in the case of Base Rate Loans and on the first day of the next Interest Period commencing on or after such third Business Day in the case of Eurodollar Loans.

                  2.10. INCREASED COSTS. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans (excluding for purposes of this Section
2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. Such demand shall be accompanied by a statement of the amount of such compensation and include a summary of the basis for such demand. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.10, the Borrower may either (A) prepay in full all Eurodollar Rate Loans, as the case may be, of such Lender then outstanding in accordance with Section 2.6(a) and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10 or (B) convert all Eurodollar Rate Loans, as the case may be, of all Lenders then outstanding into Base Rate Loans in accordance with Section 2.7 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10.

                  2.11. ILLEGALITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make

Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans; provided, however, that, to the extent permitted by law, the Borrower may defer such prepayment or conversion to the end of the applicable Interest Period.

                  2.12. CAPITAL ADEQUACY. If (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Commitments, Loans and commitments in respect of Letters of Credit and its other commitments and loans of such type, including, without limitation, its other commitments in respect of letters of credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of any or all of such Lender's Commitments, Loans and agreements herein with respect to Letters of Credit. Such demand shall be accompanied by a statement as to the amount of such compensation and shall include a summary of the basis for such demand. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                  2.13. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due, in Dollars, to the Agent at its address referred to in Section 10.2 in immediately available funds without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees (other than amounts payable pursuant to Sections 2.10, 2.11, 2.12, 2.14, 2.16 and 2.17) to the Lenders, in accordance with the respective amounts owed to each, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Payment received by the Agent after 1:00 P.M. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Loan held by such Lender, to charge from time to time against any or all of the accounts of the Borrower with such Lender any amount so due.

                  (c) All computations of interest based on the Base Rate, the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to the Lenders that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  (f) If any Lender (a "NON-FUNDING LENDER") has (i) failed to make a Revolving Credit Loan required to be made by it hereunder or (ii) given notice to the Borrower or the Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Revolving Credit Loans, (A) any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                           (x) in the case of any such payment made on any date when due and to the extent that, in the determination of the Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 3.3 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders;

                           (y) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders PRO RATA according to the respective outstanding principal amounts of such Revolving Credit Loans; and

(B) any payment made on account of interest on the Revolving Credit Loans shall be made PRO RATA according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

                  2.14. TAXES. (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxation or other authority.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "OTHER TAXES").

                  (c) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.14) paid by such Lender or the Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such indemnification submitted to the Borrower or to the Agent by such Lender or the Agent setting forth the calculation thereof in reasonable detail shall be conclusive and binding for all purposes, absent manifest error. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (if lawfully able to do so), and from time to time thereafter as requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form described in
Section 2.14(e) (OTHER THAN if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions, and at the Borrower's expense) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

                  2.15. SHARING OF PAYMENTS, ETC. (a) If any Lender (other than the Swing Loan Bank) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off on otherwise) on account of Loans made by it (other than pursuant to Section 2.10, 2.11, 2.12 or 2.14), and there is any Swing Loan outstanding in respect of which the Swing Loan Bank has not received payment in full from the Lenders pursuant to Section 2.17(c) or there is any Reimbursement Obligation outstanding in respect of which the relevant Issuer has not received payment in full from the Lenders pursuant to Section 2.16(i), such Lender (a "PURCHASING LENDER") shall purchase a participation in all such Swing Loans and Reimbursement Obligations (pro rata as between each, if both Swing Loans and Reimbursement Obligations are then outstanding) in an amount equal to the lesser of such payment and the amount of such Swing Loan and Reimbursement Obligation for which the Swing Loan Bank and the relevant Issuer has not so received payment in full. If, after giving effect to the foregoing, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Loans made by it (other than pursuant to Section 2.10, 2.11, 2.12 or 2.14) in excess of its Ratable Portion of payments on account of the Revolving Credit Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other

Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each selling Lender described in paragraph (a) above (a "SELLING LENDER") shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

                  (c) The Borrower agrees that any Purchasing Lender purchasing a participation from a Selling Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  2.16. LETTER OF CREDIT FACILITY. (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the date hereof and ending on December 20, 2000 (or if earlier on the Termination Date); PROVIDED, HOWEVER, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                                  (i)       any order, judgment or decree of any
Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date hereof or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date hereof and which such Issuer in good faith deems material to it;

                                 (ii)  such Issuer shall have received written
notice from the Agent, any Lender or the Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article III is not then satisfied;

                                (iii)  after giving effect to the issuance of
such Letter of Credit, the Letter of Credit Obligations exceed $40,000,000;

                                 (iv)  the amount of the Letter of Credit
requested exceeds the Available Credit; or

                                  (v) fees due in connection with a requested
issuance have not been paid.

Only an Issuer shall have an obligation hereunder to issue any Letter of Credit.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, any and all letters of credit issued and outstanding on the Effective Date pursuant to the Old Credit Agreement shall automatically and without any further action on the part of any party, be deemed to be Letters of Credit issued by the Issuer pursuant to this Section 2.16 and covered by the terms hereof and any reimbursement agreement pertaining to any such Letter of Credit shall be deemed to be a Letter of Credit Reimbursement Agreement hereunder.
Schedule 2.16(b) reflects all Letters of Credit outstanding under the Old Credit Agreement and deemed to be Letters of Credit for purposes of this Agreement.

                  (c) In no event shall:

                                  (i)    the expiration date of (x) any standby
Letter of Credit be more than 360 days after the date of issuance thereof, other than a standby Letter of Credit issued to Harris Trust & Savings Bank in respect of workers' compensation obligations, which may be up to 365 days, or (y) any other Letter of Credit be more than 180 days after the date of issuance thereof, other than the Letter of Credit in the face amount of $3,133,287.67 issued in respect of the Zanesville Bonds, which may be up to 360 days;

                                 (ii)    any Issuer issue any Letter of Credit
for the purpose of supporting the issuance of any letter of credit by any other Person; or

                                (iii)    the expiration date of any Letter of
Credit be later than the seventh calendar day preceding the Termination Date unless on the date of issuance thereof, the Borrower shall have cash collateralized such Letter of Credit to the satisfaction of the Agent in an amount equal to 105% of the undrawn face amount thereof.

                  (d) Prior to the issuance of each Letter of Credit, the Borrower shall have delivered to the Issuer thereof a letter of credit reimbursement agreement, in a form attached hereto as EXHIBIT M (a "LETTER OF CREDIT REIMBURSEMENT AGREEMENT"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                  (e) In connection with the issuance of each Letter of Credit, the Borrower shall give the Issuer thereof and the Agent at least two Business Days' prior written notice (a "LETTER OF CREDIT REQUEST"), in substantially the form of EXHIBIT D, of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by such Issuer and the Agent not later than 11:00 A.M. (New York City time) on the last Business Day on which notice can be given under the immediately preceding sentence.

                  (f) Subject to the terms and conditions of this Section 2.16 and provided that the applicable conditions set forth in Article III are satisfied, such Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices. On the date of the proposed issuance of the Letter of Credit the Agent shall confirm to the Issuer of the requested Letter of Credit that the applicable conditions in Article III are satisfied. The Issuer shall give prompt notice to the Agent of the issuance, modification or surrender of Letters of Credit.

                  (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                  (h) In determining whether to pay under any Letter of Credit, no Issuer shall have any obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to any Lender.

                  (i) In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to Section 2.16(m), such Issuer shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Agent so notifies such Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Lender shall make available to the Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. If and to the extent such Lender shall not have so made such Lender's Ratable Portion of the amount of such payment available to the Agent for the account of such Issuer, such Lender agrees to pay to the Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for each day from such date until the date such amount is repaid to the Agent for the account of such Issuer, at the Federal Funds Rate. The failure of any Lender to make available to the Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent for the account of any Issuer such other Lender's Ratable Portion of any such payment.

                  (j) Whenever any Issuer receives a payment of a Reimbursement Obligation as to which the Agent has received for the account of such Issuer any payment from a Lender pursuant to Section 2.15 or 2.16(i), the Issuer shall pay to the Agent and the Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's pro rata share of such payment based on the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

                  (k) Upon the request of any Lender, each Issuer shall furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender.

                  (l) The obligations of the Lenders to make payments to the Agent for the account of each Issuer with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances (except as expressly provided in Section 2.16(h)), including, without limitation, any of the following circumstances:

                                  (i)    any lack of validity or enforceability
of this Agreement;

                                 (ii)    the existence of any claim, set-off,
defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit or any unrelated transaction (including, without limitation, any underlying transaction between the Borrower and the beneficiary named in any Letter of Credit);

                                (iii)    any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                 (iv)    the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents; or

                                  (v)    the occurrence of any Default or Event
of Default.

                  (m) The Borrower agrees to pay to each Issuer the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuer or any other Person. The Borrower agrees to reimburse each Issuer for all amounts which such Issuer pays under such Letter of Credit no later than the time specified in such Letter of Credit Reimbursement Agreement. If the Borrower does not pay (either from the proceeds of a Borrowing or otherwise) any such Reimbursement Obligation when due, such Reimbursement Obligation shall bear interest computed from the date on which such Reimbursement Obligation arose to the date of repayment in full of such loan, at the rate of interest applicable to past due Revolving Credit Loans bearing interest at a rate based on the Base Rate during such period. If any payment made by or on behalf of the Borrower and received by an Issuer with respect to any Letter of Credit is rescinded or must otherwise be returned by such Issuer for any reason and if such Issuer has made payment to the Agent on account thereof pursuant to Section 2.16(j), each Lender shall, upon notice by such Issuer, forthwith pay over to such Issuer an amount equal to such Lender's pro rata share of the amount which must be so returned by such Issuer based on the respective amounts paid in respect thereof to the Lenders pursuant to
Section 2.16(j).

                  (n) The Borrower agrees to pay the following amounts with respect to Letters of Credit issued:

                                  (i)       to each Issuer, with respect to each
Letter of Credit issued by such Issuer, a fee equal to 1/4 of 1% per annum of the Letter of Credit Undrawn Amount thereof, payable monthly in arrears on the first of each month and on the termination of such Letter of Credit, and calculated on the basis of a 360-day year and the actual number of days elapsed;

                                 (ii)       to the Agent for the account of the
Lenders, an amount equal to the product of the Letter of Credit Undrawn Amount thereof times the Applicable Eurodollar Rate Margin, payable monthly in arrears on the first of each month and on the termination of such Letter of Credit, and calculated on the basis of a 360-day year and the actual number of days elapsed; and

                                (iii)       to each Issuer, with respect to the
issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                  2.17. SWING LOANS. (a) The Swing Loan Bank, in its sole discretion, on the terms and subject to the conditions contained in this Agreement, may make advances (each a "SWING LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the day preceding the Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) the Swing Loan Available Credit, and (ii) the difference between the Swing Loan Bank's Commitment and the aggregate outstanding principal amount of the Swing Loans and the Loans made by it and its Ratable Portion of all Letter of Credit Obligations then outstanding. The Swing Loan Bank shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Agent. Within the limits set forth above, Swing Loans repaid may be reborrowed under this Section 2.17.

                  (b) Each Swing Loan shall be made upon such notice as the Swing Loan Bank and the Borrower shall agree. Upon fulfillment of the applicable conditions set forth in Article III and if the Swing Loan Bank elects, in its sole discretion, to make such Swing Loan, the Swing Loan Bank will make each Swing Loan available to the Borrower at the Agent's address referred to in
Section 10.2. Unless the Borrower advises the Swing Loan Bank to the contrary, the Swing Loan Bank may make a Swing Loan to pay any of the Obligations that are due and payable without notice or further request from the Borrower.

                  (c) The Agent shall notify each Lender no less frequently than weekly, as determined by the Agent, of the amount of the Swing Loans outstanding as of 1:00 P.M. (New York City time) as of such date (the "COMPUTATION DATE") and each Lender's Ratable Portion thereof. Each Lender shall before 11:00 A.M. (New York City time) on the next Business Day (the "SETTLEMENT DATE") make available to the Agent, in immediately available funds, the amount of its Ratable Portion of the principal amount of all such Swing Loans. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Credit Loan to the Borrower in the amount of such payment. The Agent shall use such funds to repay the Swing Loan to the Swing Loan Bank. To the extent that any Lender fails to make such payment to the Swing Loan Bank, the Borrower shall repay such Swing Loan on demand and in any event on the Termination Date. The Agent's books and records shall be conclusive and binding, absent manifest error, for all purposes of determining the Swing Loans outstanding at any time.

                  2.18. CASH COLLATERAL ACCOUNT AND CASH MANAGEMENT SYSTEM. (a) The Borrower shall, and shall cause its Subsidiaries to, cause all cash, checks, notes, drafts or other similar items of payment relating to or constituting Proceeds from the sale of any Collateral, and any other similar payments to be deposited via wire transfer in immediately available funds, to a bank account maintained at Citibank, Account No. 4068-3555 (the "CASH COLLATERAL ACCOUNT"), which shall be under the sole dominion and control of the Agent and administered as provided in this Section 2.18 and in Section 2.6(c).

                  (b) The Borrower hereby pledges, and grants to the Agent a Lien on all of its right, title and interest in and to all funds held in the Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment the Obligations from the Borrower to the Lenders and Issuers under the Loan Documents.

                  (c) All immediately available funds on deposit in the Cash Collateral Account shall be applied by the Agent against the outstanding balance of the Obligations in accordance with Section 2.6(c). Notwithstanding anything contained herein to the contrary, upon the occurrence of any Event of Default, the Agent shall have the continuing exclusive right to reverse and reapply any and all proceeds from the Cash Collateral Account to any portion of and such of the Obligations as it, in its discretion, shall determine.

                  (d) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account.

                  (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the Cash

Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

                  2.19. SUBSTITUTION OF LENDERS. In the event that (a)(i) any Lender makes a claim under Section 2.10 or 2.12, (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan pursuant to Section 2.1, (iii) the Borrower is required to make any payment pursuant to Section 2.14 that is attributable to any Lender, or (iv) any Lender is in default of any of its obligations hereunder or shall take or be the subject of any action or proceeding of a type described in Subsection 8.1(e), (b) in the case of clause
(a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Majority Lenders under this Agreement and
(c) Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "AFFECTED LENDER"), the Borrower or the Majority Lenders may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or
(iv)) by the Borrower or the Majority Lenders, as the case may be, to the Agent and the Affected Lender that the Borrower or the Majority Lender intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Agent, provided that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower or the Majority Lender within 30 days of each other, then the Borrower or the Majority Lenders may substitute all, but not (except to the extent the Borrower or the Majority Lenders has already substituted one of such Affected Lenders before the Borrower's or the Majority Lenders' receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution is reasonably acceptable to the Agent and the written notice was properly issued under this Section 2.19, the Affected Lender shall sell and the substitute financial institution shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution shall assume and the Affected Lender shall be relieved of its Commitment and all other theretofore unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.


                                   ARTICLE III

                           CONDITIONS OF EFFECTIVENESS

                  3.1. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to satisfaction of the conditions precedent that the Agent shall have received, on the Effective Date, the following, each dated the Effective Date unless otherwise indicated, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                  (a) This Agreement, duly executed and delivered by the Borrower, in form and substance satisfactory to the Agent and the Lenders.

                  (b)      The Notes to the order of the Lenders.

                  (c) Certified copies of (i) the resolutions of the Board of Directors of each Loan Party approving the Loan Documents to which it is a party, and (ii) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses and consents with respect to each Loan Document and the transactions contemplated thereby.

                  (d) A copy of the articles or certificate of incorporation of each Loan Party certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party, and a copy of the certificate of incorporation and the By-Laws of each Loan Party certified as of the Effective Date by the Secretary or an Assistant Secretary of each such Loan Party.

                  (e) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party.

                  (f) A Subsidiary Guaranty, duly executed by EBWVA.

                  (g) The Amended and Restated Security Agreement duly executed by the Borrower and each Guarantor together with:

                                  (i) acknowledgment copies or other evidence
                  satisfactory to the Agent of proper financing statements (Form UCC-1) (the "FINANCING STATEMENTS") duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the Lien created by such Security Agreement,

                                 (ii) certified copies of Requests for
                  Information or Copies (Form UCC-11), or equivalent reports, listing the Financing Statements referred to in paragraph (i) above and all other effective financing statements which name any Loan Party (under its present name and or previous name) as debtor and which are filed in the jurisdictions referred to in said paragraph (i) above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by such Amended and Restated Security Agreement except as otherwise permitted by the Loan Documents); and

                                (iii) evidence that the insurance required by
                  the terms of the Collateral Documents and by Section 6.4 is in full force and effect.

                  (h) Schedule II to the Borrower Pledge Agreement duly executed by the Borrower, together with the certificates evidencing the Pledged Shares referred to therein, accompanied by appropriate executed stock powers endorsed in blank.

                  (i) Mortgages, duly executed and acknowledged by each Loan Party an owner thereof.

                  (j) Executed copies of financing statements in appropriate form for filing under the Uniform Commercial Code of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Collateral Documents.

                  (k) A favorable opinion of Jones, Day, Reavis & Pogue, counsel to the Loan Parties, in substantially the form of EXHIBIT J, and as to such other matters as any Lender or Issuer through the Agent may reasonably request, together with a copy of the opinion rendered by such firm with respect to the enforceability of the Securitization Documents and related matters accompanied by a letter to the effect that the Agent, the Lenders and the Issuer may rely thereon.

                  (l) A certificate, signed by a Responsible Officer of the Borrower, stating that each of the conditions specified in Sections 3.2(a), (b),
(c) and (d) and 3.3(b) has been satisfied.

                  (m) Pro forma consolidated and consolidating statements of capitalization of the Borrower and its Subsidiaries, giving effect to the Stone & Thomas Acquisition, this Agreement and the transactions contemplated hereby and thereby.

                  (n) Such additional documents, information and materials as any Lender or Issuer, through the Agent, may reasonably request.

                  3.2. ADDITIONAL CONDITIONS TO THE EFFECTIVENESS OF THIS AGREEMENT. It shall be a further condition to the effectiveness of this Agreements that:

                  (a) There shall be no existing secured lenders to the Borrower other than those specified in Schedule 3.2(a).

                  (b)      No Borrowing Base Deficiency shall exist.

                  (c) On the Effective Date, the following statements shall be true:

                                  (i)       there has been no change since
         January 31, 1998 in the corporate, capital or legal structure of the Borrower or any of its Subsidiaries without the consent of the Lenders and the Agent;



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                                 (ii)       all necessary governmental and
         third party approvals required to be obtained by any Loan Party in connection with (A) the Stone & Thomas Acquisition, (B) the transactions contemplated thereby and (C) the financing to be provided pursuant to this Agreement, shall have been obtained and remain in effect;

                                (iii)       there exists no judgment, order,
         injunction or other restraint prohibiting or in the reasonable judgment of the Majority Lenders imposing materially adverse conditions upon the Borrower or any of its Subsidiaries; and

                                 (iv) there exists no claim, action, suit, investigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the financing hereunder or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  (d) All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to the Lenders on or before the Effective Date, including, without limitation, those referred to in Sections 2.3 and 10.4, to the extent then due and payable, shall have been paid.

                  (e) The Lenders shall have received satisfactory April 30, 1998 and latest monthly financial statements prepared by management of the Borrower on the same basis as the financial statements reported on by the Borrower's independent public accountants.

                  (f) There shall not exist any judgment, order, injunction or other restraint prohibiting or, in the reasonable judgment of the Lenders, imposing materially adverse conditions upon the Borrower or any of its Subsidiaries.

                  (g) Nothing contained in any disclosure made by the Borrower or any of its subsidiaries after the date hereof shall lead the Agent or any Lender to determine that, and neither the Agent nor any Lender shall have become aware of any fact or condition not disclosed to them prior to the date hereof which shall lead the Agent or any Lender to determine that, the Borrower's condition (financial or otherwise), operations, performance, properties or prospects are different in any material and adverse respect from that derived by the Agent or such Lender from the public filings of the Borrower or prior to such date.

                  (h) There shall have occurred no adverse change since January 31, 1998, which the Agent or any Lender deems material, in the condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, and nothing shall have occurred since the date hereof which, in the judgment of the Agent or any Lender, has or can reasonably be expected to have a material adverse effect on the rights and remedies of the Lenders or the Agent or on the ability of the Borrower to perform its obligations to them.

                  (i) There shall exist no event of default (or event which would constitute an event of default with the giving of notice or lapse of time) under, the Old Credit Agreement, any of the existing debt instruments of the Borrower or any of its Subsidiaries or of any of the Loan Documents and the representations and warranties in the Loan Documents shall be true and correct in all material respects.

                  (j) Each Lender shall have received such financial and other information regarding the Borrower and its subsidiaries as such Lender shall have reasonably requested through the Agent.

                  (k) There shall not have occurred any material change in loan syndication, financial or capital market conditions generally that, in the Agent's judgment, would materially impair syndication of the Facility.

                  (l) Each Lender shall be satisfied, in its sole judgment, exercised reasonably, with the corporate and capital structure of EBWVA and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting EBWVA or any of its Subsidiaries.

                  (m) The Stone & Thomas Acquisition shall be consummated immediately prior to or concurrently with the execution of this Agreement, and all conditions thereto have been satisfied or waived with the Agent's consent.




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








                  (n) The Borrower shall have paid to the Agent, for the account of the Lenders, the fees required to be paid pursuant to a separate agreement between the Borrower and the Agent dated July 21, 1998.

                  3.3. CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of each Lender to make any Loan and of each Issuer to issue any Letter of Credit and Letters of Credit being issued by such Issuer (including the Loans being made by such Lender on the Effective Date) shall be subject to the further conditions precedent that:

                  (a)      No Borrowing Base Deficiency shall exist.

                  (b) The following statements shall be true on the date of such Loan or issuance, before and after giving effect thereto and to the application of the proceeds therefrom and to such issuance (and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan or issuance such statements are true):

                                  (i)    The representations and warranties of
         the Borrower contained in Article IV and of each Loan Party in the other Loan Documents are true and correct on and as of such date as though made on and as of such date other than any such representations and warranties that, by their terms, refer specifically to a date other than the date of such Borrowing or issuance; and

                                 (ii)    No Default or Event of Default has
         occurred and is continuing or would result from the Loans being made or any Letter of Credit being issued on such date.

                  (c) The Borrower shall have delivered to Lender a Borrowing Base Certificate, required by Section 6.10(e), as of no more than nine days prior to the date on which a Revolving Credit Loan is to be made or a Letter of Credit is to be issued, which Borrowing Base Certificate shall include supporting schedules as required by the Agent.

                  (d) No Revolving Credit Loans shall be made if any Swing Loans are outstanding unless, to the extent necessary, proceeds of such Revolving Credit Loans are used to repay in full the outstanding Swing Loans.

                  (e) The making of the Loans on such date does not violate any Requirement of Law and is not stayed or enjoined, temporarily, preliminarily or permanently.

                  (f) The Agent shall have received such additional documents, information and materials as any Lender or Issuer, through the Agent, may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders and the Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Agent that:

                  4.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted;
(iv) is in compliance with its certificate of incorporation and by-laws; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect. The only Subsidiaries of the Borrower are Chargit, Bee-Gee, El-Bee and EBWVA, each of which is wholly owned by the Borrower.

                  (b) The Subsidiaries of EBWVA do not operate or conduct business and hold no assets.

                  4.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.
(a) The execution, delivery and performance by each Loan Party of the Loan Documents and the Securitization Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                                  (i)    are within such Loan Party's corporate
         powers;

                                 (ii)    have been duly authorized by all
         necessary corporate action, including, without limitation, the consent of shareholders where required;

                                (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective certificate of incorporation or by-laws or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Agent pursuant to the Loan Documents; and

                                 (iv)       do not require the consent of,
         authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person.

                  (b) This Agreement has been, and each of the other Loan Documents and the Securitization Documents will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against it in accordance with its terms.

                  4.3. TAXES. (a) All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by each Borrower or any of its respective Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP and (ii) all such nonpayments in the aggregate have no Material Adverse Effect. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities, except where the Borrower or a Tax Affiliate, as the case may be, has not withheld and paid such taxes on the basis of a good faith determination that one or more individuals are not employees for applicable employment tax purposes and a contrary determination by a Government Authority as to the employment status of such individual or individuals would not have a Material Adverse Effect. Except as set forth on Schedule 4.3(a), neither the Borrower nor any of its Tax Affiliates has any obligation under any written tax sharing agreement.

                  (b) Set forth on Schedule 4.3(b) is a complete and accurate list, as of the date hereof, of each taxable year of the Borrower (or of the consolidated group of which the Borrower was a member prior to the Effective Date of the Plan of Reorganization) for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                  (c) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Borrower proposed by the IRS with respect to Open Years does not exceed $17,500,000. No issues have been raised by the IRS in respect of Open Years that, in the aggregate, could be reasonably be expected to have a Material Adverse Effect.

                  (d) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Borrower and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $1,000,000. Except as set forth on Schedule 4.3(d), no issues have been raised by such taxing authorities that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  4.4. FULL DISCLOSURE. (a) No information, exhibit or report (whether or not in writing) furnished by or on behalf of any Loan Party or any of its Affiliates to the Agent or any Lender in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Subsidiaries taken as one enterprise have been disclosed to the Lenders.

                  (b) The pro forma forecasted balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

                  4.5. FINANCIAL MATTERS. (a) The consolidated balance sheet of the Borrower and its Subsidiaries at January 31, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche and the consolidated balance sheets of the Borrower and its Subsidiaries at May 2, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the thirteen weeks then ended, certified by the chief financial officer of the Borrower copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets at May 2, 1998, and said statements of operations, shareholders' equity and cash flows for the thirteen weeks then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Since January 31, 1998, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                  (c) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries, a copy of which has been delivered to each Lender prior to the date of this Agreement, gives effect to the Stone & Thomas Acquisition, the financing thereof and all fees and expenses payable in connection therewith and reflect as of the date thereof, on a pro forma basis, the consolidated financial condition of the Borrower and its Subsidiaries assuming the consummation of the Stone & Thomas Acquisition and the financing thereof had actually occurred on such date, and the projections and assumptions expressed therein were reasonably based on the information available to the Borrower at the time so furnished and on the Effective Date.

                  (d) The Borrower is, and on a consolidated basis the Borrower and its Subsidiaries are, Solvent.

                  4.6. LITIGATION. Schedule 4.6 sets forth, as of the date hereof, each action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, pending or, to the best of the Loan Parties' knowledge, threatened before any court, Governmental Authority or arbitrator that in the aggregate (i) if adversely determined would have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby and thereby.

                  4.7. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  4.8. ERISA. (a) Each Qualified Plan is qualified under Section 401 of the Code, and the trusts created thereunder are exempt from tax under the provisions of Section 501 of the Code, except where all such failures to be qualified or exempt, as the case may be, in the aggregate, have no Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.8(b) attached hereto, none of the Borrower, any of its Subsidiaries or any ERISA Affiliate, with respect to any

Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA.

                  (c) There has been no, nor, to the knowledge of the Borrower, is there reasonably expected to occur, any ERISA Event or event described in
Section 4068 of ERISA with respect to any Title IV Plan or Multiemployer Plan which has a Material Adverse Effect.

                  (d) Except as set forth on Schedule 4.8(d), there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Qualified Plan or Multiemployer Plan, or its assets,
(ii) any fiduciary with respect to any Qualified Plan or Multiemployer Plan, or
(iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Qualified Plan or Multiemployer Plan, other than those that in the aggregate, if adversely determined, have no Material Adverse Effect.

                  (e) None of the Borrower, any of its Subsidiaries or any ERISA Affiliate intends to take or is contemplating actions which reasonably could be expected to result in any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability) that would have a Material Adverse Effect.

                  (f) None of the Borrower nor any of its Subsidiaries has incurred any obligation or liability with respect to one or more prohibited transactions, as defined in Section 4975 of the Code or Section 406 of ERISA, in connection with any Qualified Plan or Multiemployer Plan, which would subject or has any reasonable likelihood of subjecting the Borrower or any of its Subsidiaries (after giving effect to any exemption) to a tax on prohibited transactions imposed by Section 4975 of the Code or any other liability, in either case, which in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  4.9. LIENS. There are no Liens of any nature whatsoever on any properties of any Loan Party or any of its Subsidiaries other than Permitted Liens. The Liens granted by the Loan Parties to the Agent pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral.

                  4.10. NO BURDENSOME RESTRICTIONS; NO DEFAULTS. (a) No Loan Party or Subsidiary of any Loan Party (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien granted pursuant to the Loan Documents and Permitted Liens) on the property or assets of any thereof, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

                  (b) No Loan Party or Subsidiary of any Loan Party is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than those defaults which in the aggregate have no Material Adverse Effect.

                  (c) No Event of Default or Default has occurred and is continuing.

                  (d) There is no Requirement of Law the compliance with which by any Loan Party would have a Material Adverse Effect.

                  (e) No Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

                  4.11. NO OTHER VENTURES. Except as set forth on Schedule 4.11, neither the Borrower nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

                  4.12.  SECURITIZATION DOCUMENTS; INTEREST RATE
CONTRACTS.

                  (a) The Agent has been provided with true and complete copies of the Securitization Documents, none of which has been amended or modified since the date hereof.

                  (b) Schedule 4.12(b) sets forth a description of each Interest Rate Contract to which any Loan Party or Subsidiary thereof is party as of the date hereof. The



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








Agent has been provided true and complete copies of all documentation relating to the Interest Rate Contracts.

                  4.13. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  4.14. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.15. SECURITY INTERESTS. On and after the Effective Date, each of the Security Documents creates, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral, superior to and prior to the rights of all third parties and subject to no other Liens except Permitted Liens, in favor of the Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under any Collateral Document except for filings or recordings required in connection with any such Collateral Document which shall have been made on or prior to the Effective Date.

                  4.16. INSURANCE. All policies of insurance of any kind or nature owned by or issued to any Loan Party or any of its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. No Loan Party or any of its Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

                  4.17. USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit shall be used solely to finance



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the Stone & Thomas Acquisition, for working capital and for general corporate purposes.

                  4.18. ENVIRONMENTAL PROTECTION. (a) Except as disclosed on Schedule 4.18:

                  (i) The operations of each Loan Party and each of their respective Subsidiaries or tenants comply with all Environmental Laws other than such non-compliance the consequences of which in the aggregate could not result in material liability under Environmental Laws;

                  (ii) Each Loan Party and each of their respective Subsidiaries have obtained all environmental, health and safety Permits necessary for their operations, and all such Permits are in good standing and each Loan Party and each of their respective Subsidiaries are in compliance with the terms and conditions of such Permits other than such non-compliance the consequences of which individually or in the aggregate could not result in material liability under Environmental Laws;

                  (iii) No Loan Party or any of its Subsidiaries or any of its currently or, to the knowledge of the Borrower, previously owned or leased property or operations is subject to any outstanding or, to the knowledge of the Borrower, threatened order from or agreement with any Governmental Authority or other Person or is subject to any judicial or docketed administrative proceeding respecting (x) Environmental Laws, (y) Remedial Action or (z) any Environmental Liabilities and Costs arising from a Release or threatened Release, other than those the consequences of which individually or in the aggregate could not result in material liability under Environmental Laws;

                  (iv) There are no conditions or circumstances associated with the currently or, to the knowledge of the Borrower, previously owned or leased properties or operations of any Loan Party or any of its Subsidiaries or tenants which may give rise to the Borrower incurring any Environmental Liabilities and Costs other than those which in the aggregate could not result in material liability under Environmental Laws;

                  (v) No Loan Party or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 ET SEQ., the regulations thereunder or any state analog;

                  (vi) No Loan Party nor any of its Subsidiaries has filed or failed to file any notice required under any applicable Environmental Law reporting a Release under CERCLA or RCRA, other than those which individually or in the aggregate could not result in material liability under Environmental Laws;

                  (vii) There is not now on or in the property owned, leased or operated by any Loan Party or any of its Subsidiaries (w) any underground storage tanks or surface impoundments, (x) any friable asbestos-containing material, the presence of which violates any Environmental Law, or (y) any polychlorinated biphenyls ("PCBS") used in electrical or other equipment owned by any Loan Party or any of its Subsidiaries or (z) any other Environmental Liabilities and Costs, other than, in case of any of clauses (w) through (z), those that could not result in material liability under Environmental Laws.

                  (b) Each Loan Party has made available to the Lenders copies of all environmental audits, reports, and assessments relating to any currently or formerly owned or operated real estate currently in its possession, custody or control.

                  (c) None of the exceptions listed on Schedule 4.18 could have a Material Adverse Effect.

                  (d) The transactions contemplated by this Agreement do not trigger any environmental property transfer laws, including, but not limited to ISRA.

                  4.19. INTELLECTUAL PROPERTY. The Loan Parties and their Subsidiaries own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names associated with any private label brands of any Loan Party or any of its Subsidiaries. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of their respective Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

                  4.20. LEASED PROPERTY. Set forth on Schedule 4.20 is a complete and accurate list at the date hereof of all leases of real property under which any of the Loan Parties, or any of their Subsidiaries is the lessee, showing the street address, state, lessor and lessee. To the Borrower's knowledge, each such lease is the legal, valid and binding obligation of the lessor thereof.

                  4.21. CERTAIN INDEBTEDNESS. Schedule 4.21 separately identifies all Indebtedness at the date hereof (other than trade payables) of each Loan Party and its Subsidiaries which is either (i) for borrowed money,
(ii) incurred outside of the ordinary course of the business or in a manner and to the extent consistent with past practice, or (iii) material to the financial condition, business, operations or prospects of such Loan Party or such Subsidiary (or will be material to the financial condition, business, operations or prospects of such Loan Party or such Subsidiary), $1,000,000 being hereby deemed material for purposes of this Section 4.21.

                  4.22. REAL PROPERTY. Set forth on Schedule 4.22 is a complete and accurate list of all Real Property owned by each Loan Party and its Subsidiaries. Such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property located in the United States or any of its territories, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                  4.23. RESTRICTED PAYMENTS. Since December 30, 1997, the Borrower has not (a) declared or made any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Stock, (b) except as permitted under Section 7.3, made any payment or distribution on account of any Indebtedness for or in respect of borrowed money (other than the making of regularly scheduled interest payments) including, without limitation, to secure any waiver or consent in respect of any such Indebtedness, (c) purchased, redeemed, or otherwise acquired for value or made any payment in respect of any of its Stock or Stock Equivalents (d) purchased, redeemed, prepaid, defeased or otherwise, acquired for value any Indebtedness for or in respect of borrowed money or (e) in the case of clauses (b) and (d) above, permitted any of its Subsidiaries to do so.




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             4.24. OBLIGATIONS WITH RESPECT OF GIFT CERTIFICATES. To the
knowledge of the Borrower, as of the Effective Date, the aggregate amount of all claims arising in respect of the Loan Parties' obligations to customers incurred in the ordinary course of business (including honoring obligations arising from deposits, prepayments, gift certificates, warranties, refunds, returns, exchanges and other credit balances) totals approximately $5,000,000.


                                    ARTICLE V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations or Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agent that:

                  5.1. FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain at the end of each Fiscal Quarter during the Fiscal Years set forth below, commencing with the Fiscal Quarter ending on July 31, 1998, a ratio of EBITDA minus Capital Expenditures (less proceeds from the disposal of up to ten EBWVA stores and the owned Real Property listed on Schedule 1.1) to Fixed Charges, in each case determined on the basis of the four Fiscal Quarters ending on the date of determination, not less than the ratio set forth below for such Fiscal
Quarter:

For each Fiscal Quarter                              Minimum Fixed Charge
Ending                                               Coverage Ratio
-----------------------                              ---------------------

Effective Date through                                        1.50:1
  January 31, 1999

February 1, 1999 and                                          1.75:1
  thereafter

                  5.2. TOTAL INDEBTEDNESS. The Borrower shall not permit the total outstanding Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, including, without limitation, Average Total Debt, at the end of any Fiscal Quarter commencing with the Fiscal Quarter ending on July 31, 1998 to exceed 4.75 times EBITDA determined on the basis of the four Fiscal Quarters ending on the date of determination.

                  5.3. INTEREST COVERAGE RATIO. The Borrower shall maintain at the end of each Fiscal Quarter a ratio of EBITDA



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








to Net Interest Expense, in each case determined on the basis of the four Fiscal Quarters ending on the date of determination as follows: (i) not less than 2.5:1 through and including January 31, 1999 and (ii) not less than 3:1 thereafter.

                  5.4. CAPITAL EXPENDITURES. The Borrower shall not permit any Capital Expenditures to be made during each of the periods set forth below to be in excess of the maximum amount set forth below for such period:

                                                 Maximum Amount of
                  Period                         Capital Expenditures
                  ------                         --------------------

February 1, 1998 - January 31, 1999              $ 23,000,000
February 1, 1999 - January 29, 2000              $ 21,000,000
January 30, 2000 - Termination Date              $ 27,000,000

; PROVIDED, HOWEVER, that when the Over-Advance Amount is reduced to zero, the maximum amount of Capital Expenditures that may be made during the period from February 1, 1998 through January 31, 1999 shall be $30,000,000, and the maximum amount of Capital Expenditures that may be made during the period from February 1, 1999 through January 31, 2000 shall be $35,000,000.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agent that:

                  6.1. COMPLIANCE WITH LAWS, ETC. The Borrower shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except where the failure to comply in the aggregate have no Material Adverse Effect.

                  6.2. CONDUCT OF BUSINESS. The Borrower shall, subject to the provisions of Section 6.5, (a) conduct, and cause each of its Subsidiaries to conduct, its business in the ordinary course and consistent with past practice;
(b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers,



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








suppliers and others having business relations with the Borrower or any of its Subsidiaries, and (ii) keep available the services and goodwill of its present employees; (c) preserve, and from and after the date hereof cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; PROVIDED, HOWEVER, that, in the case of each of clauses
(a) through (d), the Borrower shall not be deemed in default of this Section 6.2 if all such failures in the aggregate have no Material Adverse Effect.

                  6.3. PAYMENT OF TAXES, ETC. The Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent all lawful governmental claims, taxes, assessments, charges and levies imposed upon it or upon its property; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  6.4. MAINTENANCE OF INSURANCE. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and as otherwise satisfactory to the Agent, in its sole judgment exercised reasonably, and, in any event, all insurance required by the Collateral Documents. All such insurance shall name the Agent and the Lenders as additional insured or loss payees, as the Agent shall determine. The Borrower will furnish to the Agent from time to time such information as may be requested as to such insurance.

                  6.5. PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall preserve and maintain, and cause each of



                                       77



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its Subsidiaries to preserve and maintain, its corporate existence, rights
(charter and statutory) and franchises, except as permitted under Section 7.4; PROVIDED, HOWEVER, that neither the Borrower nor any Subsidiary shall be prohibited from withdrawing its qualification to do business in any jurisdiction from which it no longer is conducting business.

                  6.6. ACCESS. The Borrower shall, at any reasonable time and from time to time, upon prior reasonable notice, permit the Agent and any of the Lenders, or any agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of such Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Agent or any Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

                  6.7. KEEPING OF BOOKS. The Borrower shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

                  6.8. MAINTENANCE OF PROPERTIES, ETC. The Borrower shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; PROVIDED, HOWEVER, that the Borrower shall not be deemed in default of this Section 6.8 if all such failures in the aggregate have no Material Adverse Effect.

                  6.9. APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.17.

                  6.10. FINANCIAL STATEMENTS. The Borrower shall furnish to the Lenders:

                  (a) Within 30 days after the end of each fiscal month (other than with respect to the fiscal month of ending August 1, 1998 as to which the Borrower shall have 45 days) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and the related consolidated statements of operations and consolidated statements of cash flows for that portion of the Fiscal Year ending as of the end of such month setting forth in comparative form with respect to the balance sheet and statements of income the results from both the comparable period for the preceding Fiscal Year, and the projected consolidated figures for the current period, accompanied by the certification of the treasurer or controller of the Borrower stating (i) that all such financial statements are complete and correct (subject to year-end audit adjustments), (ii) the consolidated and consolidating financial position, the consolidated and consolidating results of operations and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such months and for the periods then ended, and (iii) that there was no Default or Event of Default in existence as of such time;

                  (b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in comparative form the results from the comparable period for the preceding Fiscal Year all prepared in conformity with GAAP (subject to year-end audit adjustments) and certified by the treasurer or controller of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries at such dates and for such periods, together with
(i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with all financial covenants contained herein, and (iii) a written discussion



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








and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal
Quarter;

                  (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated statements of operations and retained earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries and divisional operating results for such Fiscal Year, setting forth in comparative form the results from the preceding Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by Deloitte and Touche or other independent public accountants of recognized national standing acceptable to the Majority Lenders, together with
(i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, the Borrower's compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Year;

                  (d) promptly after the same are received by the Borrower, a copy of each management letter provided to the Borrower by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries; and

                  (e) no later than Friday of each week, a Borrowing Base Certificate as of the immediately preceding Wednesday of such week executed by a Responsible Officer of the Borrower.




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                  6.11.  REPORTING REQUIREMENTS.  The Borrower shall
furnish to the Lenders:

                  (a) to the extent practicable prior to any Asset Sale anticipated to generate in excess of $1,000,000 in Asset Sale Proceeds, a notice
(i) describing the assets being sold and (ii) stating the estimated Asset Sale Proceeds in respect of such Asset Sale;

                  (b) as soon as available and in any event no later than 30 days prior to the end of each Fiscal Year, an annual budget of the Borrower and each of its Subsidiaries for the succeeding Fiscal Year, displaying on a monthly and quarterly basis anticipated balance sheets, forecasted revenues, net income and cash flow and annual business and financial plans, such business and financial plans being updated quarterly;

                  (c) as soon as available and in any event within 30 days prior to the end of each Fiscal Year, a forecast of annual sales, EBITDA, Capital Expenditures, working capital requirements and projected cash flow results of the Borrower and its Subsidiaries on a consolidated and consolidating basis for the next succeeding twelve months;

                  (d) (i) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, and (ii) promptly and in any event within 10 days after the Borrower, any of their Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Qualified Plan, a written statement of the chief financial officer or other appropriate officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

                  (e) promptly and in any event within 30 days after the filing thereof by the Borrower, any of its Subsidiaries or any ERISA Affiliate, a copy of each annual report (Form 5500 Series, including Schedule B thereto) filed with respect to a Pension Plan, and upon request by any Lender through the Agent, with respect to any other Plan;




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                  (f) promptly and in any event within 30 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion the Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Qualified Plan;

                  (g) promptly and in any event within 10 days after receipt thereof, a copy of any correspondence the Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the plan sponsor (as defined by Section 4001
(a)(10) of ERISA) of any Multiemployer Plan concerning potential withdrawal liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate, or notice of any reorganization with respect to any Multiemployer Plan, together with a written statement of the chief financial officer or other appropriate officer of the Borrower of the action which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto;

                  (h) promptly and in any event within 30 days after the adoption thereof, notice of (i) any amendment to a Title IV Plan which results in any material increase in benefits or the adoption of any new Title IV Plan and (ii) any amendment to a, or adoption of a new, Welfare Benefit Plan, which results in material new or increased benefits for retirees, their spouses or their beneficiaries;

                  (i) promptly and in any event after receipt of written notice of commencement thereof, notice of any action, suit or proceeding before any Governmental Authority or arbitrator affecting the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

                  (j) promptly and in any event within 30 days after notice or knowledge thereof, notice that the Borrower or any of its Subsidiaries has become subject to a material amount of tax on prohibited transactions imposed by
Section 4975 of the Code, together with a copy of any Form 5330 filed in respect thereof;

                  (k) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;




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








                  (l) promptly and in any event within two Business Days after the Borrower becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Contractual Obligation which is material to the business, prospects, operations or financial condition of the Borrower and its Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telegraphic notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

                  (m) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

                  (n) upon the request of any Lender, through the Agent, copies of all federal, state and local tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

                  (o) promptly and in any event within five days after any Loan Party or any Subsidiary thereof learning of any of the following, written notice of any of the following: (i) the Release or threatened Release of any Hazardous Material on or from any property owned, operated or leased by such Loan Party or any of its Subsidiaries required to be reported to any Governmental Authority under Environmental Laws; (ii) any Remedial Action taken by any Loan Party or any of its Subsidiaries or any other Person in response to any Hazardous Material on, under or about any real property owned, operated or leased by such Loan Party or any of its Subsidiaries, unless such Remedial Action is not reasonably likely to subject such Loan Party or any of its Subsidiaries to Environmental Liabilities and Costs in excess of $1,000,000; (iii) receipt by such Loan Party or any of its Subsidiaries of any notice of violation of, or knowledge by such Loan Party or any of its Subsidiaries that there exists a condition which may result in a violation by such Loan Party or any of its Subsidiaries of, any

Environmental Law, unless such violation is not reasonably likely to subject such Loan Party to Environmental Liabilities and Costs in excess of $1,000,000;
(iv) the commencement of any judicial or administrative proceeding or investigation alleging a material violation of any Environmental Law; (v) any material non-compliance by any Loan party or any of its Subsidiaries under Environmental Laws; or (vi) any facts or circumstances at any real property owned, operated or leased by any Loan Party or any of its Subsidiaries that could reasonably be expected to result in such Loan Party incurring Environmental Liabilities and costs in excess of $1,000,000 or cause any such property to be subject of any material restrictions on ownership, occupancy, use or transferability under Environmental Laws; and

                  (p) a schedule (Schedule 6.11(p)) listing those Persons who, as of the date hereof, own of record or, to the knowledge of the Borrower, beneficially ten percent or more of any class of its outstanding capital stock; and

                  (q) such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                  6.12. EMPLOYEE PLANS. With respect to each Qualified Plan hereafter adopted or first maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate, the Borrower shall (i) seek, and cause its Subsidiaries and ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the Code; and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

                  6.13. FISCAL YEAR. The Borrower shall maintain as its Fiscal Year the period of 52 or 53 weeks ending on the Saturday nearest to January 31 of each calendar year.

                  6.14. BORROWING BASE DETERMINATION. (a) The Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of the Agent, and shall present to the Agent for approval, such appraisals, investigations and reviews as the Agent shall reasonably request for the purpose of confirming the Borrowing Base, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. The Borrower shall furnish to the Agent any information which the Agent may reasonably request regarding the determination and calculation of the Borrowing Base including, without limitation, correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all obligors.

                  (b) The Borrower shall promptly notify the Agent and the Lenders in writing in the event that at any time the Borrower receives or otherwise gains knowledge that (i) the Borrowing Base is less than 90% of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 6.10(e) or that (ii) the outstanding Loans and the Letter of Credit Obligations exceed the Borrowing Base as a result of a decrease therein, and the amount of such excess.

                  (c) The Agent may make physical verifications of the Inventory in any manner and through any medium that the Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Agent may require in connection therewith.

                  6.15. CERTAIN COVENANTS REGARDING THE RECEIVABLES SECURITIZATION. The Borrower shall:

                  (a) cause El-Bee to remain the sole record and beneficial owner of the Exchangeable Transferor Certificate and the Subordinated Transferor Certificate provided for in the Receivables Securitization;

         (b) cause El-Bee to direct Bankers Trust Company, as Trustee of the Elder-Beerman Master Trust (in that capacity, the Trustee), established as part of the Receivables Securitization, to make payment to an account of El-Bee at Citibank; and

         (c) cause El-Bee not to modify the foregoing payment instructions to the Trustee;

         (d) cause El-Bee to make all payments to Chargit for purchases pursuant to the purchase agreement between Chargit as seller and El-Bee as purchaser entered into as part of the Receivables Securitization to be made to an account of Chargit at Citibank; and

         (e) cause Chargit to make all payments to the Borrower and EBWVA for purchases pursuant to the purchase agreement



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








between the Borrower and EBWVA, as the case may be, as seller and Chargit as purchaser entered into as part of the Receivables Securitization to be made to the Cash Collateral Account; and

         (f) cause El-Bee to make all payments on the Subordinated Notes issued by El-Bee to Chargit as part of the Receivables Securitization and assigned by Chargit to the Borrower and EBWVA as part of the Receivables Securitization to be made to the Cash Collateral Account.

                  6.16. ENVIRONMENTAL MATTERS. (a) Each Loan Party shall comply and shall cause each of its Subsidiaries to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

                  (b) If the Agent or the Lenders at any time have a reasonable basis to believe that there may be a violation of any Environmental Law in excess of $1,000,000, by any Loan Party or any of its Subsidiaries related to any real property owned, leased or operated by such Loan Party or any of its Subsidiaries, such Loan Party agrees, upon request from the Agent, to provide the Agent, at such Loan Party's expense, with such reports, certificates, engineering studies or other written material or data as the Agent or the Lenders may reasonably require so as to reasonably satisfy the Agent and the Lenders that such Loan Party or such Subsidiary is in material compliance with all applicable Environmental Laws.

                  (c) Each Loan Party shall, and shall cause each of its Subsidiaries to, take such Remedial Action or other action as required by Environmental Laws, as any Governmental Authority requires, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice.

                  6.17. TERMINATION OF RECEIVABLES SECURITIZATION. The Borrower shall cease selling Accounts pursuant to the Receivables Securitization upon notice to the Borrower by the Agent if at the date such notice is given (i) an Event of Default has occurred and is continuing and (ii) the Available Credit is less than $12,000,000.

                  6.18. REDUCTION OF SUBORDINATED NOTE. The Borrower shall each day cause El-Bee and Chargit each to repay the outstanding principal amount of the Pledged Debt (as defined in the Borrower Pledge Agreement) to the extent of any cash not needed that day to purchase Accounts pursuant to the Securitization Documents.

                  6.19. COLLECTION ACCOUNT LETTERS. The Borrower shall provide the Agent not later than 90 days after the date hereof with executed copies of a Collection Account Letter in the form of EXHIBIT P from each bank listed on
Schedule 6.19.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, without the written consent of the Majority Lenders, the Borrower agrees with the Lenders, the Issuer and the Agent that:

                  7.1. LIENS, ETC. The Borrower shall not create or suffer to exist, and shall not permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their or such Subsidiary's properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for (collectively, the following are hereinafter referred to as the "PERMITTED LIENS"):

                  (a) Liens in favor of the Agent and the Lenders created pursuant to the Loan Documents or to secure the Borrower's obligations under Interest Rate Contracts with Citibank;

                  (b) Purchase money Liens or purchase money security interests upon or in any property acquired or held by the Borrower or any Subsidiary of the Borrower in the ordinary course of business or in connection with the acquisition of new stores to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; PROVIDED, HOWEVER, that the aggregate principal amount of the Indebtedness secured by the Liens referred to in this clause (b) shall not exceed $20,000,000 at any time outstanding;

                  (c) Any Lien securing the renewal, extension or refunding of any Indebtedness or other Obligation secured by any Lien permitted by subsections (b) or (i) of this Section 7.1 without any increase in the amount secured thereby or in the assets subject to such Lien;



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                  (d) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by either Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; PROVIDED, HOWEVER, that (i) the Borrower or such Subsidiary is not in default with respect to such payment obligation to such Person, (ii) the Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, and (iii) all such failures in the aggregate have no Material Adverse Effect;

                  (e) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; PROVIDED, HOWEVER, that
         (i) neither the Borrower nor any of its Subsidiaries is in default in respect of any payment obligation with respect thereto unless the Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, and (ii) all such failures in the aggregate have no Material Adverse Effect;

                  (f) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

                  (g) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; PROVIDED, HOWEVER, that all such Liens
         (i) in the aggregate have no Material Adverse Effect and (ii) do not secure directly or indirectly judgments in excess of $500,000 in the aggregate;

                  (h) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any of its Subsidiaries or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any such Subsidiary;

                  (i) Liens to secure Capitalized Lease Obligations if the incurrence of such Indebtedness is permitted by Section 7.2; PROVIDED, HOWEVER, that: (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (iii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and (iv) the aggregate principal amount of Indebtedness secured by the Liens referred to in this clause (i) shall not exceed $20,000,000 at any time outstanding; and

                  (j) Liens upon the assets of EBWVA set forth on Schedule 7.1(j) hereto.

                  7.2. INDEBTEDNESS. The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness except:

                                  (i)   the Obligations;

                                 (ii) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

                                (iii)   Indebtedness arising under any
         performance bond reimbursement obligation entered into consistent with the past practice of the Borrower;

                                 (iv)   Indebtedness permitted under Section
         7.5;

                                  (v)   Indebtedness secured by Liens permitted
         by Section 7.1(b);

                                 (vi) Indebtedness of the Borrower or any of its Subsidiaries under Capitalized Lease Obligations; PROVIDED, HOWEVER, that the aggregate amount of Capitalized Lease Obligations incurred under this clause (vi) by the Borrower and its Subsidiaries and the aggregate principal amount of Indebtedness incurred pursuant to clause (v) above by the Borrower and their



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         Subsidiaries shall not exceed $20,000,000 at any one
         time outstanding;

                            (vii) Indebtedness in respect of amounts awarded by a court of competent jurisdiction for fees and expenses under Sections 330 and 503(b) of the Bankruptcy Code in an amount not to exceed $4,000,000; and

                           (viii) Indebtedness of the Borrower arising under any third-party credit card issued to certain employees of the Borrower for the incurrence of business expenses in the ordinary course of business and consistent with past practices; PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness shall not exceed $200,000 at any time outstanding;

                           (ix) Receivables Securitization Attributed
         Indebtedness not to exceed $175,000,000 in aggregate principal amount outstanding at any one time; and

                           (x) Indebtedness of EBWVA set forth on Schedule 4.21.

                  7.3. RESTRICTED PAYMENTS. The Borrower shall not and shall not permit any of its Subsidiaries to (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock other than dividends paid to the Borrower or any wholly-owned Subsidiary of the Borrower by any Subsidiary of the Borrower, including without limitation to the Borrower by Chargit or (ii) purchase, redeem, prepay, defease or otherwise acquire for value or make any payment (other than required interest payments) on account or in respect of any principal amount of Indebtedness for borrowed money, now or hereafter outstanding, except (A) the Loans, (B) the Middletown Lease Payments,
(C) in the case of a Subsidiary, payments may be made to the Borrower on account of any Indebtedness owing to the Borrower by such Subsidiary, (D) the Zanesville Bonds, and (E) the Moraine Mortgage.

                  7.4. MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC. (a) The Borrower shall not and shall not permit any of its Subsidiaries to (i) merge with any Person (other than the merger of Acquisition Sub with and into EBWVA on the Effective Date), (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (iv) acquire all or substantially



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all of the assets of any Person, (v) enter into any joint venture or partnership with any Person, (vi) sell, lease, transfer or otherwise dispose of, whether in one transaction or in a series of transactions all or substantially all of its assets, except as permitted pursuant to subsection (c) below, or (vii) form any Subsidiary.

                  (b) The Borrower shall not (i) issue or transfer, or permit any of its Subsidiaries to issue or transfer, any Stock or Stock Equivalents other than any such issuance or transfer (A) by a Subsidiary of the Borrower to a wholly-owned Subsidiary of the Borrower, (B) by a wholly-owned Subsidiary of the Borrower to such Borrower, (C) to employees and directors of the Borrower pursuant to a plan approved by the Board of Directors of the Borrower, or (D) in connection with a Qualified Public Offering pursuant to a registration statement on Form S-1 consummated no later than October 30, 1998, or (ii) sell, convey, transfer, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, convey, transfer, lease or otherwise dispose of, any Stock or Stock Equivalents of any of the Borrower's Subsidiaries unless, in any such case, both
(A) all of the Stock and Stock Equivalents of such Subsidiary owned by the Borrower and its Subsidiaries is transferred and (B) such issuance, sale, conveyance, transfer, lease or disposition would be permitted by subsection (c) below.

                  (c) The Borrower shall not and shall not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of the Borrower or any such Subsidiary except (i) the sale or disposition of Inventory or other assets in the ordinary course of business or other tangible personal property which has become obsolete or is replaced in the ordinary course of business, (ii) sales by the Borrower of Chargit Receivables to Chargit and by Chargit to El-Bee, (iii) any sale or other disposition approved by the Agent pursuant to Section 10.1,
(iv) Sale/Leaseback Transactions, provided that no Default or Event of Default is continuing or would result from the consummation of any such Sale/Leaseback Transaction and the cash proceeds are deposited in the Cash Collateral Account and applied in accordance with Section 6.15(b), (v) the sale of up to ten stores owned by EBWVA and other owned Real Estate of EBWVA listed on Schedule 1.1 and
(vi) the sale of accounts receivable of EBWVA to Chargit. In connection with any sale of assets permitted under this Section 7.4(c), at the request of the Borrower, the Agent shall release any

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Lien granted to it by the Borrower or any Subsidiary of the Borrower upon any assets disposed of in such sale of assets.

                  (d) The Borrower shall not sell or otherwise dispose of, or factor at maturity or collection, or permit any of its Subsidiaries to sell or otherwise dispose of, or factor at maturity or collection, any Accounts, except pursuant to the Receivables Securitization, the bulk sale of written-off receivables and the sale of Accounts of EBWVA to Chargit.

                  7.5. INVESTMENTS IN OTHER PERSONS. The Borrower shall not, directly or indirectly, make or maintain, or permit any of its Subsidiaries to make or maintain, any loan or advance to any Person or own, purchase or otherwise acquire, or permit any of its Subsidiaries to own, purchase or otherwise acquire, any Stock, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make or maintain, or permit any of its Subsidiaries to make or maintain, any capital contribution to, or otherwise invest in, any Person (any such transaction being an "INVESTMENT"), except:

                                  (i)    loans or advances to employees of the
         Borrower or any of its Subsidiaries, which loans and advances shall not in the aggregate exceed $250,000 outstanding at any time;

                                 (ii)    travel advances to employees of the
         Borrower or any of its Subsidiaries in the ordinary course of business, consistent with past practices;

                                (iii) extensions of consumer credit by the Borrower or any of its Subsidiaries to their respective employees, in the ordinary course of business and consistent with past practices, in connection with its private-label credit card;

                                 (iv) Investments (in the form of either cash contributions, loans or advances) in Bee-Gee; PROVIDED, HOWEVER, that the net aggregate amount of such Investments from and after the Effective Date shall not exceed $7,500,000 in the aggregate at any time outstanding in excess of the Investment existing on December 30, 1997;

                                  (v)    Investments in Cash Equivalents;

                                 (vi) Investments existing on the date hereof and set forth on Schedule 7.5;

                                (vii) Investments in El-Bee arising from the transfer by the Borrower to Chargit and by Chargit to El-Bee of Chargit Receivables or the issuance by El-Bee of one or more promissory notes to Chargit, in each case in connection with the Receivables Securitization; PROVIDED, HOWEVER, that at the time of and immediately after giving effect to each such Investment, no Default or Event of Default exists or would result and the aggregate amount of such Investments in El-Bee does not exceed the amount necessary to consummate the sales of Receivables and related assets contemplated by the Securitization Documents; or

                               (viii) Investments in EBWVA pursuant to the S&T Merger Agreement.

                                 (ix) Investments relating to the acquisition of EBWVA receivables from Alliance Data Systems/World Financial National Bank and the subsequent sale of such receivables to Chargit.

                  7.6. CHANGE IN NATURE OF BUSINESS. The Borrower shall not make, or permit any of its Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the date hereof, except as expressly permitted hereunder.

                  7.7. MODIFICATION OF SECURITIZATION DOCUMENTS, ETC. Except to provide for the increase of the maximum Receivables Securitization Attributed Indebtedness to $175,000,000 and to provide for the sale of EBWVA receivables to Chargit and the sale of such receivables by Chargit to El-Bee, the Borrower shall not and shall not permit any of its Subsidiaries to (i) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of or permit any breach or default to exist under any Securitization Document, or (ii) take or fail to take any action thereunder, if to do so would have a Material Adverse Effect, or (iii) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to the payment or prepayment of principal of, or premium or interest on, any Indebtedness incurred or arising in connection with any Securitization Document (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                  7.8.     MODIFICATION OF MATERIAL AGREEMENTS.  The
Borrower shall not, and shall not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations; PROVIDED, HOWEVER, that the Borrower shall not be deemed in default of this Section 7.8 if all such failures in the aggregate have no Material Adverse Effect; and PROVIDED, FURTHER, that in the event of any breach or event of default by a Person other than the Borrower or any of its Subsidiaries, the Borrower shall promptly notify the Agent of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

                  7.9. COMPLIANCE WITH ERISA. (a) The Borrower shall not, directly or indirectly, and shall not permit any of its Subsidiaries or any ERISA Affiliate to, directly or indirectly, by reason of an amendment, or the adoption of, a Title IV Plan, permit the present value of all benefit liabilities, as defined in Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of the respective plans), of such Title IV Plan immediately after such amendment or adoption to increase by more than $500,000 over what such amount was immediately prior to such amendment or adoption; PROVIDED, HOWEVER, that this limitation shall not be applicable to the extent (i) that the fair market value of assets allocable to such benefit liabilities, all determined as of the most recent valuation date for each such Title IV Plan for which a valuation is available, is in excess of the benefit liabilities or (ii) that any such amendment is required by applicable law.

                  (b) Neither the Borrower nor any of its Subsidiaries shall establish or become obligated with respect to any new Welfare Benefit Plan, or modify any existing Welfare Benefit Plan, which would result in the accumulated benefit obligations (in excess of plan assets) of post-retirement benefit obligations (determined for SFAS 106 purposes) under all such plans immediately after such establishment or modification to increase by more than $500,000 over what such amount was immediately prior to such establishment or modification.

                  (c) Neither the Borrower nor any of its Subsidiaries shall establish or become obligated to contribute to any new unfunded Pension Plan, or modify any existing unfunded Pension Plan, which would result in the present value of future liabilities under all such plans

(using the actuarial assumptions used for valuation purposes for the respective plans) immediately after such establishment or modification to increase by more than $500,000 over what such amount was immediately prior to such establishment or modification.

                  (d) The Borrower shall not, directly or indirectly, and shall not permit any of its Subsidiaries or any ERISA Affiliate, directly or indirectly, to (i) satisfy any liability under any Qualified Plan with a policy or other contract from an insurance company or (ii) invest the assets of any Qualified Plan in the general account of or in an obligation of an insurance company, unless in each case at the time of application for any such policy or contract or of such investment, as the case may be, such insurance company is rated AA or better by Standard & Poor's Corporation or an equivalent or higher rating by another nationally recognized rating agency.

                  7.10. ACCOUNTING CHANGES. The Borrower shall not make, or permit any of its Subsidiaries to make, any "Change in Accounting Principle" as defined in APB Opinion #20, except as required by GAAP or law, in each case, as disclosed to the Lenders and the Agent.

                  7.11. TRANSACTIONS WITH AFFILIATES. The Borrower shall not and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower which is not a wholly-owned Subsidiary of the Borrower (including, without limitation, guaranties and assumptions of obligations of any such Affiliate) except for (A) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (B) reasonable salaries and other employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation levels and (C) any transaction required or otherwise expressly permitted by this Agreement.

                  7.12. ADVERSE TRANSACTIONS. The Borrower shall not enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction the performance of which in the future would be inconsistent with or has any reasonable likelihood of resulting in a breach of any covenant contained herein or give rise to a Default or Event of Default.

                  7.13. CANCELLATION OF INDEBTEDNESS OWED TO IT. The Borrower shall not cancel, or permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it except for adequate consideration or in the ordinary course of business.

                  7.14. NO NEGATIVE PLEDGE. The Borrower shall not enter into, or permit any of its Subsidiaries to enter into, any agreement that restricts its ability to create or suffer to exist any Lien, other than one which expressly permits the Liens contemplated by this Agreement and any agreement for the refinancing of the Facility.

                  7.15. CAPITAL STRUCTURE. The Borrower shall not make, or permit any of its Subsidiaries to make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its certificate of incorporation or by-laws other than for amendments which in the aggregate have no Material Adverse Effect.

                  7.16. NO SPECULATIVE TRANSACTIONS. The Borrower shall not and shall not permit any of its Subsidiaries to engage in any speculative transaction or in any transaction involving commodity options or futures contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                  7.17. ENVIRONMENTAL MATTERS. The Borrower shall not permit any Loan Party or any Subsidiary of a Loan Party to, and to the extent practicable, any other Person to,

                  (a) dispose of any Hazardous Material by placing it in or on the ground or waters of any property owned, operated or leased by such Loan Party or any of its Subsidiaries, except in compliance with all Environmental Laws, provided that no Loan Party or Subsidiary of a Loan Party shall undertake any activities that would require it to obtain a permit as a treatment, storage or disposal facility under Environmental Laws; or

                  (b) dispose or to arrange for the disposal of any Hazardous Material on any property owned, operated or leased by any other Person, except in material compliance with all applicable Environmental Laws currently and hereinafter in effect.

                  7.18. CHANGE IN OWNERSHIP UNDER SECTION 382 OF THE CODE. The Borrower shall not take, or permit any of its Subsidiaries to take, any action which, alone or in combination with any other action, would, within the reasonable determination of the Agent, result in there being or having been an ownership change within the meaning of Section 382 of the Code.

                  7.19. CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume, endorse, be or become liable for, or guarantee, directly or indirectly, or permit or suffer to exist, any Contingent Obligation, except for:

                                  (i) Contingent Obligations evidenced by a
                  Loan Document; and

                                 (ii) guarantees by the Borrower of Indebtedness
                  of any of its Subsidiaries, to the extent such underlying Indebtedness is permitted hereunder; and

                                (iii) the Parent Undertaking pursuant to the
                  Securitization Documents; and

                                 (iv) Contingent Obligations arising in
                  connection with the CSFB Sale/Leaseback; and

                                  (v) Contingent Obligations of EBWVA set forth
                  on Schedule 7.19 hereto.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  8.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

                  (a) (i) The Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of any Loan when the same becomes due and payable or (ii) any Loan Party shall fail to make any other payment, under any other Loan Document within three days after the same becomes due and payable; or

                  (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V, VI (other than Section 6.10(a), (b) and (c)), or VII or in any Loan Document, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for ten Business Days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                  (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on Indebtedness of such Loan Party or Subsidiary having an aggregate principal amount of $5,000,000 or more (excluding Indebtedness evidenced by the Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

                  (e) Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of $1,000,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) (i) With respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA shall occur which in the reasonable determination of the Agent has a reasonable likelihood of resulting in direct or indirect liability to any Borrower or any of its Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such Plan in a distress termination, (iii) with respect to any Multiemployer Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability, (iv) with respect to any Qualified Plan subject to Section 412 of the Code, the Borrower, any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency, as defined in Section 412 of the Code, or request a funding waiver thereunder from the IRS, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (i) through (iv) hereof, in the reasonable determination of the Agent there is a reasonable likelihood for termination of any such Plan by the PBGC; PROVIDED, HOWEVER, that the events listed in clauses (i) through (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of the Borrower, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeds $500,000 in any case set forth in (i) through (v) above, or exceeds $1,000,000 in the aggregate for all such cases; or

                  (h)      There shall occur a Change of Control; or

                  (i) There shall occur in the reasonable judgment of the Majority Lenders a Material Adverse Change or an event which would have a Material Adverse Effect; or

                  (j) The Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against the Borrower or any of its Subsidiaries, in either case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, thus the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $1,000,000; or

                  (k) The Receivables Securitization shall be terminated and the Borrower or any of its Subsidiaries shall enter into a receivables securitization program without the consent of the Agent and the Majority Lenders, such consent not to be unreasonably withheld.

                  8.2. REMEDIES. (a) If there shall occur and be continuing any Event of Default, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower, declare the obligation of each Lender to make Loans and each Issuer to issue a Letter of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of the Event of Default specified in Section 8.1(e), (A) the obligation of each Lender to make Revolving Credit Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Agent may exercise any remedies provided for by the Loan Documents in accordance with the terms thereof or any other remedies provided by applicable law.



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                  (b) In addition to the remedies set forth above, the Agent, on behalf of the Lenders, may exercise any of the remedies with respect to the Collateral provided for in the Collateral Documents or any other remedies provided by applicable law.

                  8.3 ACTIONS IN RESPECT OF LETTERS OF CREDIT. (a) Upon the Termination Date, the Borrower shall pay to the Agent in immediately available funds at the Agent's office specified in the Notes, for deposit in the Cash Collateral Account be maintained with and in the name of the Agent on behalf of the Secured Parties at such place as shall be designated by the Agent, an amount equal to all outstanding Letter of Credit Obligations.

                  (b) Following the Termination Date the Agent may, from time to time apply funds then held in the Cash Collateral Account to the payment of any of the Obligations, in such order as the Agent may elect.

                  (c) The Agent may also exercise, in its sole discretion, in respect of the Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time, and the Agent may, without notice except as specified below, sell the Cash Collateral Account or any part thereof in one or more sales, at public or private sale, at any of the Agent's offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Cash Collateral Account, regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (d) Any cash held in the Cash Collateral Account, and all cash proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Cash Collateral Account, may, in the discretion of the Agent, then or at any time thereafter be applied (after all payments provided for in Section 8.3(c), the expiration of all outstanding Letters of Credit and the



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payment of any amounts payable pursuant to Section 10.4) in whole or in part by the Agent against all or any part of the other Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after the indefeasible cash payment in full of all of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.


                                   ARTICLE IX

                                    THE AGENT

                  9.1. AUTHORIZATION AND ACTION. (a) Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers and remedies that the Agent may have under such Loan Documents.

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which the Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  9.2. AGENT'S RELIANCE, ETC. Neither the Agent, nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or



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wilful misconduct. Without limitation of the generality of the foregoing, the
Agent (i) may treat the payee of any Note as the holder thereof until such note has been assigned in accordance with Section 10.7; (ii) may rely on the Register to the extent set forth in Section 10.7(c); (iii) may consult with legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other Loan Party or to inspect the property (including, without limitation, the books and records) of the Borrower or any other Loan Party; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.3. CUSA AND AFFILIATES. With respect to its Commitment, the Loans made by it and each Note issued to it and Letters of Credit issued by it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrower or any other Loan Party or any of their respective Subsidiaries, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders.




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                  9.4. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  9.5. INDEMNIFICATION. The Lenders agree to indemnify the Agent and its Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower or other Loan Parties), ratably according to the respective principal amounts of the Notes then held by each of them and Letter of Credit Obligations (including, without limitation, participations therein) owing to them (or if no Notes and Letter of Credit Obligations are at the time outstanding, ratably according to the respective amounts of the aggregate of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or such Affiliate's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of legal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.




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                  9.6. SUCCESSOR AGENT. The Agent may resign at any time by
giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. AMENDMENTS, ETC. (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;
(ii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iv) change the percentage of the Commitments, the aggregate unpaid principal amount of the Loans, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder; (v) release any Collateral except as shall otherwise be provided in (A) clause (ii) of the second proviso of this Section 10.1, (B) Section 7.4 or



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(C) the other Loan Documents; (vi) amend this Section 10.1; or (vii) increase the Advance Rate in effect from time to time above the rates set forth on
Schedule IV as of the Effective Date; and PROVIDED, FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents and (ii) the Agent may, without the consent of the Lenders, release (x) Collateral disposed of in one or more transactions not constituting Asset Sales under this Agreement and (y) other Collateral not disposed of pursuant to clause (x) above which has a value determined at the lower of cost or net book value not in excess of $15,000,000 in the aggregate; provided that each disposition of Collateral pursuant to clause (ii) above shall be at the fair market value of such Collateral, as determined by the Agent in its reasonable discretion based upon facts and circumstances existing at the time of such sale or other disposition as shall be presented to it by the Borrower and provided further that all net proceeds from any sale or other disposition shall be applied to prepay the Loans in the same manner provided for the application of Asset Sales in Section 2.6(b)(i) and reduce the Commitments in the same manner provided for Asset Sales in Section 2.4(b).

                  (b) If, in connection with any proposed amendment or waiver of any of the provisions of this Agreement as contemplated by clauses (i) through
(vii) of the first proviso of Section 10.1(a) above, the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Agent shall have the right to purchase the interest of each such non-consenting Lender (so long as the interests of all non-consenting Lenders are so purchased), together with accrued and unpaid interest, and assume each such Lender's Commitment.

                  10.2. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing telecopied or delivered by hand or by nationally recognized overnight courier, if to the Borrower, addressed to it at 3155 El-Bee Road, Dayton, Ohio 45439 (telecopy number: (937) 296-4651) (telephone number: (937) 296-2700), Attention: Secretary; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II; if to any Issuer at its address set forth on Schedule III; and if to the Agent, at its address at 399 Park Avenue, sixth floor, zone 4, New York, New York 10022 (telecopy number: (212) 793-1290) (telephone number: (212) 559-3042),



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Attention: Claudia Slacik; or, as to the Borrowers or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent. All such notices and communications shall be effective when telecopied with confirmation of receipt or delivered by hand or by nationally recognized overnight courier to the addressee or its agent, respectively, except that notices and communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent.

                  10.3. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  10.4. COSTS; EXPENSES; INDEMNITIES. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Agent with respect thereto, search, filing and recording fees due diligence, syndication including printing, distribution and bank meeting, transportation, computer, duplication, messenger, audit, insurance, appraisal and consultation costs and expenses and, as to the Agent, with respect to advising it as to its rights and responsibilities under this Agreement and the other Loan Documents, and (ii) all costs and expenses of the Agent, each Issuer and each Lender (including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Agent or any Issuer or Lender) in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

                  (b) The Borrower agrees to indemnify and hold harmless the Agent and each Issuer and Lender and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or



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to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each of the foregoing being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including, without limitation, CERCLA and applicable state property transfer laws, whether, with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to any of the foregoing referred to in clauses (i), (ii),
(iii) and (iv), to the extent incurred following (A) foreclosure by the Agent or any Lender, or the Agent or any Issuer or Lender having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Agent or such Issuer or Lender or any agent on behalf of the Agent or such Issuer or Lender; or (v) the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered



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hereby (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the
Borrower shall not have any obligation under this Section 10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order, but in no event shall an Indemnitee be liable for punitive, exemplary or consequential damages.

                  (c) If any Lender receives any payment of principal of, or is subject to a conversion of, any Euro-dollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the Notes pursuant to Section 8.2 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

                  (d) The Borrower shall indemnify the Agent and the Issuers and Lenders for, and hold the Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (e) The Agent and each Issuer and Lender agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

                  (f) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Borrower, in any event, may



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participate in the defense thereof with legal counsel of the Borrower's choice.
In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense; PROVIDED, HOWEVER, that in connection with any such investigation, litigation or proceeding or the preparation of a defense with respect thereto, the Borrower shall not be responsible for, or required to hold harmless any Indemnitee from and against the fees and disbursements of more than one counsel for all of the Indemnitees taken together, except to the extent any such Indemnitee requires its own counsel in order to be adequately represented in the reasonable judgment of counsel for such Indemnitee. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (g) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  10.5. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender and each Affiliate of any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing, whether or not such Lender or Affiliate shall have made any demand under this Agreement or any Note or any Letter of Credit Reimbursement Agreement or other Loan Document and although such Obligations may be unmatured. Each Lender and Affiliate agrees promptly to notify the Borrower after any such set-off and application made by such Lender or Affiliate; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and Affiliate under this
Section 10.5 are in addition to the other rights and remedies (including,



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without limitation, other rights of set-off) which such Lender or Affiliate may have.

                  10.6. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender and Issuer that such Lender and Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and Issuer and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  10.7.  ASSIGNMENTS AND PARTICIPATIONS.  (a)  Each
Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its Commitment, including, without limitation, in the case of an Issuer, its commitment to issue Letters of Credit and, in the case of each Lender, to participate in Letter of Credit Obligations and Swing Loans, the Loans and Letter of Credit Obligations owing to it and the Note held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement (ii) the aggregate amount of the Commitments, Letters of Credit, Letter of Credit Obligations and Loans being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, with the consent of the Borrower and the Agent, and
(iii) each assignee hereunder shall also be an Eligible Assignee. The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, together with a $3,500 fee payable to the Agent for processing such assignment, an Assignment and Acceptance, together with the Notes (or an Affidavit of Loss and Indemnity with respect to such Notes satisfactory to the Agent) subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender was an Issuer, of an Issuer hereunder and thereunder, and (B) the

'







assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender confirms that it has delivered to the assignee and the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the Borrower to the Lenders pursuant to each of the clauses of Section 6.10 (or if no such statements have been delivered, the financial statements referred to in Section 4.5 of this Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with



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such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and if such assignor Lender was an Issuer, as an Issuer.

                  (c) The Agent shall maintain at its address referred to in
Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, commitments to issue Letters of Credit, Letter of Credit Obligations owing to, and principal amount of the Loans owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender or Issuer, as the case may be, for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for such surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the Surrendered Notes and be in substantially the form of EXHIBIT A hereto, as applicable.

                  (e) In addition to the other assignment rights provided in this Section 10.7, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Notes) to any Federal Reserve Bank without notice to or consent of the Borrower or



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the Agent; PROVIDED, HOWEVER, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

                  (f) Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, the Letter of Credit Obligations owing to it, the Loans owing to it and the Notes held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Loan Documents. In the event of the sale of any participation by any Lender, (i) such Lender's obligations under the Loan Documents (including, without limitation, its Commitments and commitment hereunder to issue Letters of Credit) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Notes and Obligations for all purposes of this Agreement and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  (g) Each Issuer may at any time assign its rights and obligations hereunder to any other Issuer or to any Lender by an instrument in form and substance satisfactory to the Agent and the parties thereto.

                  (h) Each participant shall be entitled to the benefits of Sections 2.10, 2.12 and 2.14 as if it were a Lender; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Borrower shall not, at any



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time, be obligated to pay to any participant of any interest of any Lender, under Section 2.10, 2.12 or 2.14, any sum in excess of the sum which the Borrower would at the time of such participation have been obligated to pay to such Lender any such amount in respect of such interest had such participation not been effected or had such participation not been sold.

                  10.8. GOVERNING LAW. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  10.9. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided herein.

                  (c) Nothing contained in this Section 10.9 shall affect the right of the agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  10.10. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  10.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by differ-ent parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all



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of which taken together shall constitute one and the same
agreement.

                  10.12. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, and the Fee Letter embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  10.13. CONFIDENTIALITY. Each Lender and the Agent agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by any regulator having jurisdiction over such Lender or the Agent, as the case may be, or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

                  10.14.  ACKNOWLEDGMENTS.  The Borrower hereby
acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of the Agent, any Lender or any Issuer has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders and the Issuers, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and




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                  (c) no joint venture is created hereby or by the other Loan
Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and Issuers or among the Borrower and the Lenders and Issuers or among the Borrower and the Agent.

                  10.15. WAIVER OF TRIAL BY JURY. The Borrower, the Lenders, the Issuer and the Agent hereby waive any right to a trial by jury in any action or proceeding arising out of this Agreement or any other Loan Document.

                  10.16. SURRENDER OF ORIGINAL NOTES. Each Lender shall surrender the original Notes held by it with respect to the Commitment of such Lender outstanding under the Old Credit Agreement as at the Effective Date.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         THE ELDER-BEERMAN STORES CORP.


                                            By: /s/ Perry J. Schiller
                                               -------------------------------
                                                   Title: Treasurer


                                            CITICORP USA, INC.,
                                             as Agent


                                            By: /s/ Claudia Slacik
                                               --------------------------------
                                                   Title: Attorney-in-Fact


                                            LENDER

                                            CITICORP USA, INC.


                                            By: /s/ Claudia Slacik
                                               --------------------------------
                                                   Title: Attorney-in-Fact


                                            ISSUER

                                            CITIBANK, N.A.


                                            By: /s/ Claudia Slacik
                                               --------------------------------
                                                   Title: Vice President




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








                                            LENDERS

                                            BANKAMERICA BUSINESS CREDIT, INC.


                                            By: /s/ Walter J. Shellman
                                                ------------------------------
                                                Title: Vice President


                                            BANKBOSTON, N.A.


                                            By: /s/ William J. Sherald, Jr.
                                                ------------------------------
                                                Title: Vice President


                                            BANK ONE, NA


                                            By:  /s/ R. Michael Dunlavey
                                                ------------------------------
                                                Title: Vice President


                                            DRESDNER BANK AG
                                            New York and Grand Cayman Branches


                                           By:  /s/ John W. Sweeney
                                               ------------------------------
                                               Title: Assistant Vice President


                                           By:  /s/ Beverly G. Kason
                                               ------------------------------
                                               Title: Vice President


                                            FLEET NATIONAL BANK


                                           By:  /s/ Kevin J. Chamberlain
                                               ------------------------------
                                               Title: Vice President

Acknowledged and Consented to by:

THE BEE-GEE SHOE CORP.,
  as Guarantor


By: /s/ Perry J. Schiller
   --------------------------------
    Title: Treasurer


THE EL-BEE CHARGIT CORP.,
  as Guarantor


By: /s/ Perry J. Schiller
   ---------------------------------
    Title: Treasurer



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








                                  SCHEDULE I

                                  COMMITMENT

Lender                                                  Commitment
------                                                  ----------

CITICORP USA, INC.                                      $ 52,000,000
BANKAMERICA BUSINESS CREDIT, INC.                       $ 20,000,000
BANKBOSTON, N.A.                                        $ 21,000,000
BANK ONE, NA                                            $ 18,000,000
DRESDNER BANK AG                                        $ 21,000,000
FLEET NATIONAL BANK                                     $ 18,000,000
                                                        ============

         TOTAL                                          $150,000,000




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                                   SCHEDULE II

              APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES

LENDER                                             DOMESTIC LENDING OFFICE

CITICORP USA, INC.                                 399 Park Avenue
                                                   6th Floor
                                                   New York, NY 10043
                                                   Attn:  Claudia Slacik

BANKAMERICA BUSINESS CREDIT, INC.                  40 East 52nd Street
                                                   Second Floor
                                                   New York, NY 10022
                                                   Attn:  Walter Shellman

BANKBOSTON, N.A.                                   100 Federal Street
                                                   Boston, MA 02110
                                                   Attn:  William Sherald

BANK ONE, NA                                       Kettering Tower
                                                   40 North Main Street
                                                   Dayton, OH 45423
                                                   Attn:  Michael Dunlavey

DRESDNER BANK AG                                   190 South LaSalle Street
                                                   Suite 2700
                                                   Chicago, IL 60603
                                                   Attn:  Jeffrey Mumm

FLEET NATIONAL BANK                                Mail Stop:  RI-MO-M03B
                                                   111 Westminster Street
                                                   Providence, RI 02903
                                                   Attn:  Kevin Chamberlain




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                                  SCHEDULE III

                      ADDRESSES FOR NOTICES TO THE ISSUERS

Issuer                                          Address
------                                          -------

CITIBANK, N.A.                                  2 Penns Way - DEL2/2
                                                New Castle, DE 19720
                                                Attn:  Steven Lawandy



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








                                   SCHEDULE IV

                                  ADVANCE RATES

WITH RESPECT TO INVENTORY OTHER THAN SHOES AT BEE-GEE:
         January through October                                                           60%
         November and December                                                             65%

         -- Inventory in respect of which the Borrower's customary receiving process has not yet been completed shall in no event have an advance rate in excess of 50% which will be reflected on the Borrowing Base Certificate as "Miscellaneous Inventory"

WITH RESPECT TO SHOES AT BEE-GEE:

         All months                                                                         40%




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